EXHIBIT 10.36








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                           OUTSOURCE FRANCHISING, INC.

                               FRANCHISE AGREEMENT

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                  Agreement Date:      _____________________________

                  Franchise Associate: _____________________________

                  Address:             _____________________________

                  Location:            _____________________________
                  (if different)       _____________________________



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                                TABLE OF CONTENTS

SECTION                                                                    PAGE
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1.   INTRODUCTION..........................................................  1
     1.1      Our System...................................................  1
     1.2      Acknowledgments..............................................  1
     1.3      No Guaranties................................................  2
     1.4      Representations..............................................  2
     1.5      Business Organization........................................  3

2.   GRANT OF THE FRANCHISE................................................  3
     2.1      Grant and Location...........................................  3
     2.2      Territorial Rights and Obligations...........................  4
     2.3      Full Term Performance........................................  5
     2.4      Reservation of Rights........................................  6
     2.5      National Accounts............................................  6

3.   TERM, EXPIRATION AND SUCCESSION.......................................  7
     3.1      Term.........................................................  7
     3.2      Succession Rights............................................  8
     3.3      Notices......................................................  8
     3.4      Refurbishing of Your LABOR WORLD(R)Office....................  8
     3.5      Successor Agreement; Releases................................  9
     3.6      Training and Refresher Programs..............................  9
     3.7      Reimbursement................................................  9
     3.8      Subsequent Successor Franchises.............................. 10

4.   DEVELOPMENT AND OPENING............................................... 10
     4.1      Site Selection............................................... 10
     4.2      LABOR WORLD/Registered Mark/Office Lease..................... 10
     4.3      Development of the LABOR WORLD/Registered Mark/Business...... 11
     4.4      Equipment, Furnishings, Fixtures and Signs................... 11
     4.5      Opening for Business......................................... 12
     4.6      No Delivery Date............................................. 13
     4.7      Estimated Investment......................................... 13

5.   TRAINING.............................................................. 13
     5.1      Initial Training............................................. 13
     5.2      Software Training............................................ 14
     5.3      Training of Managers......................................... 14
     5.4      Training of Other Personnel.................................. 14
     5.5      Additional Training and Conference Attendance................ 15
     5.6      Fees and Expenses............................................ 15



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SECTION                                                                    PAGE
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6.   SUPPORT SERVICES...................................................... 15
     6.1      Base Level Support........................................... 15
     6.2.     Support Methods.............................................. 16
     6.3      First Year Support........................................... 17
     6.4      Optional Services............................................ 17
     6.5      World Service Credits........................................ 18
     6.6      Service Options.............................................. 21
     6.7      Manual....................................................... 21

7.   THE COMPUTER SYSTEM................................................... 21
     7.1      Use of the Computer System................................... 21
     7.2      Software License............................................. 22
     7.3      Delivery and Installation.................................... 22
     7.4      Copies....................................................... 22
     7.5      Enhancements................................................. 22
     7.6      Manuals...................................................... 22
     7.7      Certain Responsibilities..................................... 23
     7.8      Rights to Software........................................... 23
     7.9      Security..................................................... 23
     7.10     Copyright and Marks.......................................... 23
     7.11     Coding....................................................... 23
     7.12     Reverse Engineering.......................................... 24
     7.13     Ideas and Suggestions........................................ 24
     7.14     Access....................................................... 24
     7.15     Infringement................................................. 24
     7.16     Warranties................................................... 24

8.   MARKS................................................................. 25
     8.1      Ownership and Goodwill....................................... 25
     8.2      Additional Marks............................................. 25
     8.3      Limitations on Use........................................... 25
     8.4      Infringements and Claims..................................... 25
     8.5      Discontinuance of Use........................................ 26
     8.6      Indemnification.............................................. 26
     8.7      Consent...................................................... 26

9.   RELATIONSHIP OF THE PARTIES; INDEMNIFICATION.......................... 26
     9.1      Independent Contractor; No Fiduciary Relationship............ 26
     9.2      No Liability; No Warranties.................................. 27
     9.3      Taxes........................................................ 27
     9.4      Indemnification.............................................. 27

10.  CONFIDENTIAL INFORMATION; EXCLUSIVE RELATIONSHIP...................... 28
     10.1     Types of Confidential Information............................ 28



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SECTION                                                                    PAGE
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     10.2     Disclosure and Limitations on Use............................ 28
     10.3     Confidentiality Obligations.................................. 29
     10.4     Exceptions to Confidentiality................................ 29
     10.5     Exclusive Relationship....................................... 29

11.  FEES AND ROYALTIES.................................................... 31
     11.1     Initial Franchise Fee........................................ 31
     11.2     Refundability................................................ 31
     11.3     Computer System and Interior Signage......................... 31
     11.4     Royalty and Service Fees..................................... 31
     11.5     Incentive Royalty Reduction.................................. 32
     11.6     Minimum Fees................................................. 32
     11.7     CPI Adjustments.............................................. 33
     11.8     Certain Definitions.......................................... 33
     11.9     Late Payment Penalties....................................... 34
     11.10    Interest on Late Payments.................................... 34
     11.11    Application of Payments...................................... 34
     11.12    Payment Offsets.............................................. 34

12.  OPERATION OF THE LABOR WORLD/Registered Mark/BUSINESS................. 34
     12.1     Importance of Uniformity..................................... 34
     12.2     Condition and Appearance..................................... 35
     12.3     Approved and Prohibited Activities........................... 35
     12.4     Approved Products and Suppliers.............................. 36
     12.5     System Standards............................................. 36
     12.6     Compliance with Laws and Good Business Practices............. 37
     12.7     Management and Personnel..................................... 38
     12.8     Insurance.................................................... 38
     12.9     Payroll Funding.............................................. 40
     12.10    Risk Management Services..................................... 40
     12.11    Credit Services.............................................. 41
     12.12    Accounting Services.......................................... 41
     12.13    Liability and Workers' Compensation Insurance................ 41
     12.14    Optional Services............................................ 41

13.  ADVERTISING AND PROMOTION............................................. 42
     13.1     Pre-Opening Promotion........................................ 42
     13.2     Local Advertising and Promotion.............................. 42
     13.3     Association Participation and Contributions.................. 42
     13.4     Telephone Directory Advertisements........................... 42



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SECTION                                                                    PAGE
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14.  ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.......................... 43
     14.1     Accounting Records........................................... 43
     14.2     Reports...................................................... 43
     14.3     Risk Management Reports...................................... 44
     14.4     Returns and Financial Records................................ 44

15.  INSPECTIONS AND AUDITS................................................ 44
     15.1     Our Right to Inspect......................................... 44
     15.2     Our Right to Audit........................................... 45

16.  OWNERSHIP AND TRANSFER REQUIREMENTS................................... 46
     16.1     Transfer by Us............................................... 46
     16.2     Transfer by You.............................................. 46
     16.3     Conditions for Approval of Transfer.......................... 47
     16.4     Death or Disability.......................................... 48
     16.5     Transfer to an Affiliate..................................... 48
     16.6     Effect of Consent to Transfer................................ 49
     16.7     Right of First Refusal....................................... 49
     16.8     Compliance with Laws......................................... 50

17.  TERMINATION OF THE FRANCHISE.......................................... 50
     17.1     Termination by You........................................... 50
     17.2     Buy-Out Termination.......................................... 50
     17.3     Termination by Us............................................ 51

18.  RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION
     OF THE FRANCHISE...................................................... 54
     18.1     Payment of Amounts Owed to Us................................ 54
     18.2     Marks........................................................ 55
     18.3     De-Identification............................................ 55
     18.4     Confidential Information..................................... 55
     18.5     Post-Term Competitive Restrictions........................... 56
     18.6     Our Right to Purchase the LABOR WORLD(R) Business............ 57
     18.7     Continuing Obligations....................................... 58
     18.8     Compliance With Other Agreements............................. 58

19.  ENFORCEMENT........................................................... 58
     19.1     Severability; Substitution of Valid Provisions............... 58
     19.2     Waivers...................................................... 59
     19.3     Limitation of Liability...................................... 59



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SECTION                                                                    PAGE
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     19.4     Approval and Consents........................................ 59
     19.5     Waiver of Punitive Damages................................... 60
     19.6     Limitations of Claims........................................ 60
     19.7     Governing Law................................................ 60
     19.8     Jurisdiction................................................. 60
     19.9     Waiver of Jury Trial......................................... 60
     19.10    Cumulative Remedies.......................................... 60
     19.11    Costs and Attorneys' Fees.................................... 60
     19.12    Binding Effect............................................... 61
     19.13    Entire Agreement............................................. 61
     19.14    No Liability to Others; No Other Beneficiaries............... 61
     19.15    Construction................................................. 61
     19.16    Certain Definitions.......................................... 61
     19.17    Timing....................................................... 61
     19.18    Effective Date............................................... 62

20.  ARBITRATION........................................................... 62
     20.1     Agreement to Arbitrate....................................... 62
     20.2     Place and Procedure.......................................... 62
     20.3     Awards and Decisions......................................... 62
     20.4     Specific Performance......................................... 63
     20.5     Survival..................................................... 63

21.  NOTICES AND PAYMENTS.................................................. 63



EXHIBITS:

A    Designation of Exclusive Area
B    Business Organization Information
C    Glossary



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                           OUTSOURCE FRANCHISING, INC.
                               FRANCHISE AGREEMENT


         THIS FRANCHISE AGREEMENT (this "AGREEMENT") is effective as of ___________________, 19___ (the "AGREEMENT DATE"). The parties to this Agreement are you, _________________________________________________________,
as franchise associate, and us, OUTSOURCE FRANCHISING, INC., as franchisor, a Florida corporation, with our principal office at LABOR WORLD/registered trademark/ National Support Center, 8000 North Federal Highway, Boca Raton, Florida 33487.

1.       INTRODUCTION.

         This Agreement has been written in an informal style to make it more easily understandable and to help you become thoroughly familiar with all of its terms before you sign it. In this Agreement, we refer to OUTSOURCE FRANCHISING, INC. in the first person, as "WE," "US" or "OURSELVES," or in some cases as the "FRANCHISOR." We refer to you in the second person as "YOU" or in some cases as a "FRANCHISE ASSOCIATE." Various terms are defined in context throughout this Agreement, and a glossary is attached as Exhibit "C" for convenient reference.

         1.1 OUR SYSTEM. Through the expenditure of considerable time and effort, we have developed a distinctive system for marketing, promoting, advertising, managing and providing temporary personnel, consisting generally of relatively unskilled labor, to a variety of industrial businesses ("LABOR WORLD/registered trademark/ BUSINESS(ES)"). LABOR WORLD/registered trademark/ Businesses use proprietary knowledge, procedures, formats, systems, forms, printed materials, data assembly sheets, applications, specifications, standards and techniques authorized or developed by us and feature our distinctive signs, brochures, contracts and related forms, formats, procedures and advertising (all of which we refer to as the "SYSTEM"). LABOR WORLD/registered trademark/ Businesses also utilize our proprietary computer software or such other computer software we require from time to time (the "SOFTWARE"). We identify LABOR WORLD/registered trademark/ Businesses and various components of the System by certain trademarks, service marks, trade dress and other commercial symbols, including "LABOR WORLD/registered trademark/ with design" and "LABOR WORLD/service mark/" (collectively, the "MARKS"). We may, in the future, develop, enhance or modify various aspects of the System and modify or discontinue the Marks as well as add new trademarks. We grant to persons who meet our qualifications and are willing to undertake the investment and efforts, the right to own and operate a LABOR WORLD/registered trademark/ Business from a single location.

         1.2 ACKNOWLEDGMENTS. This Agreement is being presented to you because you expressed the desire to own and operate a LABOR WORLD/registered trademark/ Business. You understand that the terms of this Agreement are reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at all LABOR WORLD/registered trademark/ Businesses, and to protect and preserve the goodwill of the Marks and the System. In signing this Agreement, you acknowledge: (a) the importance of operating your LABOR WORLD/registered trademark/ Business in strict




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conformity with our standards; (b) that you have conducted an independent investigation of LABOR WORLD/registered trademark/ Businesses and recognize that, like any other businesses, their nature may evolve and change over time;
(c) that an investment in a LABOR WORLD/registered trademark/ Business involves business risks, and that the success of this business venture is primarily dependent on your business abilities and efforts.

         1.3 NO GUARANTIES. We disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, sales, profits or success of LABOR WORLD/registered trademark/ Businesses generally, the business venture contemplated by this Agreement or the extent to which we will continue to develop and expand the network of LABOR WORLD/registered trademark/ Businesses. You acknowledge that:

                  (a) any statements regarding the potential or probable revenues, sales or profits of the business venture are made solely in the Franchise Offering Circular delivered to you prior to signing this Agreement;

                  (b) any statement regarding the potential or probable revenues, sales or profits of the business venture or statistical information regarding any existing LABOR WORLD/registered trademark/ Businesses that is not contained in our Franchise Offering Circular is unauthorized, unwarranted and unreliable and should be reported to us immediately;

                  (c) any information you obtained from LABOR WORLD/registered trademark/ franchise associates relating to revenues, sales, profits or otherwise does not constitute information obtained from us and we do not warrant or guaranty the accuracy of any such information; and

                  (d) you have not received or relied on any representations about the Franchise made by us, or our officers, directors, employees or agents, that are contrary to the statements made in our Franchise Offering Circular or to the terms of this Agreement.

If there are any exceptions to any of the foregoing, you must: (i) immediately notify our chief executive officer; and (ii) note such exceptions by attaching a statement of exceptions to this Agreement prior to signing it (any such statement must be signed by both you and us).

         1.4 REPRESENTATIONS. To induce us to enter into this Agreement with you, you represent and warrant that:

                  (a) in all of your dealings with us, our officers, directors, employees and agents act only in a representative capacity and not in an individual capacity;

                  (b) this Agreement, and all business dealings between you and such individuals as a result of this Agreement, are solely between you and us;

                  (c) you have made no misrepresentations in obtaining the Franchise (as defined below);



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                  (d) you have read this Agreement and our Franchise Offering
         Circular in their entirety; and

                  (e) you understand that we do not grant a franchise to you and this Agreement is not effective until we sign this Agreement (and all associated agreements between you and us or our affiliates).

         1.5 BUSINESS ORGANIZATION. If you are (at any time) a business organization (like a corporation, limited liability company or partnership), you agree and represent that:

                  (a) You have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

                  (b) Your organizational or governing documents will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

                  (c) Exhibit "B" to this Agreement will completely and accurately describe all of your owners and their interests in you;

                  (d) You and your owners agree to revise Exhibit "B" as may be necessary to reflect any ownership changes and to furnish such other information about your organization or formation as we may request;

                  (e) Each of your owners at any time during the term of this Agreement will sign and deliver to us our standard form of Principal Owner's Guaranty, undertaking to be bound jointly and severally by all provisions of this Agreement and any other agreements between you and us; and

                  (f) At our request, you will furnish true and correct copies of all documents and contracts governing the rights, obligations and powers of your owners and your agents (like articles of incorporation or organization and partnership, operating or shareholder agreements).

2.       GRANT OF THE FRANCHISE.

         2.1 GRANT AND LOCATION. You have applied for a franchise to own and operate a LABOR WORLD/registered trademark/ Business. We have approved your application in reliance on all of the representations you made in that application. We grant to you a franchise (the "FRANCHISE") to operate a LABOR WORLD/registered trademark/ Business in a single office located at the address we approve (the "LABOR WORLD/registered trademark/ OFFICE"), within the area described on Exhibit "A" to this Agreement (the "EXCLUSIVE AREA").



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         2.2      TERRITORIAL RIGHTS AND OBLIGATIONS.

                  (a) YOUR TERRITORIAL RIGHTS: As long as you achieve the Minimum Gross Profits (as defined in Section 11.6 and shown on Exhibit "A") and comply with this Agreement, you will have:

                           (i) the exclusive right to operate a LABOR WORLD/registered trademark/ Business within, and market and sell the services offered by LABOR WORLD/registered trademark/ Businesses using the Marks to customers located in, the Exclusive Area;

                           (ii) the nonexclusive right to market and sell services offered by LABOR WORLD/registered trademark/ Businesses using the Marks to customers located outside of the Exclusive Area but not within a geographic area exclusively awarded to another Franchise Associate or one of our affiliates or reserved for us.

         In return, you must NOT operate your LABOR WORLD/registered trademark/ Business within, solicit customers or offer services offered by LABOR WORLD/registered trademark/ Businesses to any customers located or doing business within a geographic area exclusively awarded to another Franchise Associate, or one of our affiliates or reserved for us, without our prior written consent. Other LABOR WORLD/registered trademark/ Businesses may do likewise. You may open as many LABOR WORLD/registered trademark/ Offices in the Exclusive Area as you want and that we approve ("SATELLITE(S)") with no extra charge to you; but you may not place a physical office outside of the Exclusive Area.

                  (b) SCOPE OF LABOR WORLD/registered trademark/ BUSINESS: Your LABOR WORLD/registered trademark/ Business may offer to customers skilled temporary help and payroll services in the industrial segment as long as it does not violate any federal, state or local laws governing employee leasing. Your right to do so, however, is not exclusive to our rights. You understand that we reserve the right to engage in various other businesses including: permanent employment, employee leasing, and payroll transfer services and the temporary personnel business for clerical, technical labor, accounting, medical and other personnel of a classification that differs from the types of skilled and unskilled industrial labor currently utilized and authorized for LABOR WORLD/registered trademark/ Businesses. These other businesses may be operated directly by us, franchised by us, or operated directly, or franchised by, our affiliates, in any area, including your Exclusive Area. They may also use the Marks or other service marks. Your ability to engage in the businesses described in this section does not limit our reservation of rights (as described in Section 2.4).

                  (c) RIGHT OF FIRST REFUSAL: If we (or our affiliates) offer a franchise program in any of the businesses described in Section 2.4, we (or our affiliates) will grant you the right to acquire a franchise in your Exclusive Area unless we (or our affiliates) have reserved that geographic area for our (or our affiliates') own development. To accept



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         the offer, you must notify us within 45 days of receipt of the offer along with payment of the applicable initial franchise fee accompanied by the signed Franchise Agreement utilized for such franchised business. In order to qualify for such a franchise, you must meet the same qualifications, standards and criteria that we (or our affiliates) are then using for granting franchises for such other businesses. At the time we (or our affiliates) offer the new franchise programs, we will notify you whether or not we (or our affiliates) are reserving all or a portion of your Exclusive Area for development by us (or our affiliates).

                  (d) OUR TERRITORIAL RESTRICTIONS: We will not operate, or grant a franchise to anyone else to operate, a LABOR WORLD/registered trademark/ Business within the Exclusive Area unless:

                           (i) you breach any of the provisions of this Agreement; or

                           (ii) during the first 5 years of operations of your LABOR WORLD/registered trademark/ Business, you fail to either achieve the Minimum Gross Profits or pay us the royalty and services fees (as described in Section
                                    11.4 of this Agreement) otherwise
                                    attributable to such levels of Minimum Gross
                                    Profits within 15 days of our notice to you;
                                    or

                           (iii)    after the initial 5 year period of
                                    operations of your LABOR WORLD/registered trademark/ Business, you either: (x) fail to attain the Minimum Gross Profits; or (y) achieve Gross Profits in any 42 weeks out of any 52 consecutive week period that ranks in the lowest 10% of Gross Profits of all Franchise Associates open for 3 years or more within your Market Group (as defined in subsection 6.5(d)).

                  (e) MODIFICATION OF EXCLUSIVE AREA: During the first 5 years of operations of your LABOR WORLD/registered trademark/ Business, if you do not attain the Minimum Gross Profits OR pay the associated royalty and service fees to us, we may: (i) either operate (or through an affiliate), or grant a franchise to another, or otherwise permit another, to operate, a LABOR WORLD/registered trademark/ Business within your Exclusive Area; AND (ii) reduce or otherwise modify the geographic dimensions of your Exclusive Area, or eliminate it entirely. After the initial 5 year period of operations of your LABOR WORLD/registered trademark/ Business, if you do not meet the requirements of subsection 2.2(d)(iii) above even if you pay us the royalty and service fee attributable to the Minimum Gross Profits; then we may: (x) either operate (or through an affiliate), or grant a franchise to another, or otherwise permit another, to operate, a LABOR WORLD/registered trademark/ Business within your Exclusive Area; AND
         (y) reduce or otherwise modify the geographic dimensions of your Exclusive Area, or eliminate it entirely.

         2.3 FULL TERM PERFORMANCE. You agree to perform your obligations under this Agreement faithfully and honestly, and to continuously exert your best efforts to promote and



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enhance your LABOR WORLD/registered trademark/ Business, for the full term of this Agreement. Furthermore, you agree not to engage in any other business or activity that may conflict with your obligations under this Agreement. The Franchise granted to you by this Agreement is to operate the LABOR WORLD/registered trademark/ Business and to use the Marks and the System only for purposes of conducting a temporary personnel business in accordance with the provisions of this Agreement and our System Standards communicated to you from time to time. You must not operate a LABOR WORLD/registered trademark/ Business at any location other than the LABOR WORLD/registered trademark/ Office without our prior written approval.

         2.4 RESERVATION OF RIGHTS. Except as described in Section 2.3, we retain the right, on behalf of ourselves and our affiliates, in our discretion and without granting any rights to you, to:

                  (a) sell products and services authorized for LABOR WORLD/registered trademark/ Businesses, using the Marks or other trademarks, service marks and commercial symbols;

                  (b) operate and grant to others the right to operate LABOR WORLD/registered trademark/ Businesses outside of the Exclusive Area on such terms and conditions as we deem appropriate; and

                  (c) operate and grant franchises to others to operate businesses, wherever located, specializing in the sale of products or provision of services other than a temporary personnel business similar to LABOR WORLD/registered trademark/ Businesses (e.g., different businesses would include: permanent employment, employee leasing, payroll transfer business and temporary personnel businesses for clerical, technical, accounting and medical personnel and other personnel of a classification that differ from the types of skilled and unskilled industrial labor currently utilized and authorized for LABOR WORLD/registered trademark/ Businesses using certain of the Marks (or other marks) and pursuant to such terms and conditions as we deem appropriate.

         2.5 NATIONAL ACCOUNTS. We have devoted considerable resources to develop a national accounts program for the benefit of both our affiliated LABOR WORLD/registered trademark/ Businesses and those operated by Franchise Associates. A "NATIONAL ACCOUNT" is a customer or group of customers that operate under common ownership or control, under the same trademarks or service marks through independent franchises or some other association, that we have arranged to provide services at multiple locations. The locations of some of the National Accounts may be in your Exclusive Area. Accordingly, you and we agree as follows:

                  (a) TERRITORIAL RIGHTS: You agree that we may solicit customers located in your Exclusive Area, whether or not you currently provide services to them, in order to develop them as National Accounts. We may do so without violating any of your territorial rights as described in this Agreement.



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                  (b) BEST EFFORTS: You agree to utilize your best efforts to perform services to National Accounts located in your Exclusive Area on the terms and conditions specified in the program for those National Accounts. These terms may vary from National Account to National Account depending on the situations and circumstances.

                  (c) ALTERNATIVE SERVICES: At your option, you may decide not to perform services for any one or more of the National Accounts operating in your Exclusive Area. In addition, you recognize that some National Accounts, for whatever reason, may decide that they do not want to do business with you. If that happens, we will cooperate with you to the fullest extent practicable to resolve the National Account's concerns. However, if after we exercise what we believe to be reasonable efforts to rectify the problem, the National Account continues to refuse to do business with you, then you agree that we or any other Franchise Associate we designate may provide services for that National Account in your Exclusive Area. You also agree that we or any Franchise Associate we designate may perform services for any National Account located in your Exclusive Area for whom you have declined to provide services. Neither we nor any of such Franchise Associates will be liable or obligated to pay you any compensation for doing so and neither we nor such Franchise Associate will be considered in breach of any provision of this Agreement or any other agreement between you and us. You release us and such Franchise Associate from any liability or obligation to you for providing services to such National Accounts and we will indemnify, defend and hold you harmless from and against any claims brought by a National Account arising out of our, or another Franchise Associate's performance of services in your Exclusive Area.

                  (d) REPORTS AND FORMS: For purposes of coordinating efforts and results of National Account programs, you must timely provide us with copies of all reports, forms and notices relating to performing services for National Accounts that we may specify from time to time. You also agree to coordinate with us any solicitations you conduct that may have potential for development as National Accounts.

                  (e) ELIGIBILITY: Due to the need to insure adherence to System Standards in performing services for National Accounts, you will not be eligible for assignment of National Accounts unless you are in full compliance with this Agreement.

3.       TERM, EXPIRATION AND SUCCESSION.

         3.1 TERM. Unless this Agreement is sooner terminated the Franchise allows you to operate a LABOR WORLD/registered trademark/ Business from the LABOR WORLD/registered trademark/ Office and to use the Marks and the System in the operation of your LABOR WORLD/registered trademark/ Business, for a term of approximately 10 years starting on the Agreement Date and ending on December 31 of the 10th year afterwards (i.e., if the Agreement Date is July 1, 1994, it expires on December 31, 2004). Termination or expiration of this Agreement will constitute a termination or expiration of your Franchise. For purposes of this Agreement, the phrases "term of this Agreement" or "term of



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



the Franchise" means the approximate 10-year term described above and any renewal or extension of it.

         3.2 SUCCESSION RIGHTS. If, at the expiration of this Agreement, you have substantially complied with this Agreement and all other agreements between you and us and/or our affiliates and you, in a timely fashion, satisfy the requirements we then impose on new franchise associates generally, you will be eligible to obtain successor franchises for your LABOR WORLD/registered trademark/ Business. You have the right to obtain 5 successor franchises for consecutive 5-year periods each. Any grant of a successor franchise to you must meet all of the conditions of this Section 3 and of any successor agreement.

         3.3 NOTICES. You must give us written notice of your election to obtain a successor franchise at least 180 days (but not more than 360 days) before the end of the term of this Agreement (i.e., by July 1 of the last year of the term). If we do not timely receive that notice from you, you will be deemed to have elected not to obtain a successor franchise. However, we will notify you of your eligibility to obtain a successor franchise within 30 days of our timely receipt of your notice. If our notice indicates that we will permit you to obtain a successor franchise, your right to obtain a successor franchise will be contingent on your continued full compliance with this Agreement and any other agreement between you and us and/or our affiliates. If, at any time during the term of this Agreement, you have failed to substantially comply with this Agreement or any other agreement between you and us and/or our affiliates, we may refuse to grant you a successor franchise. Our notice will state the reasons for our decision. If we determine that you are not eligible to obtain a successor franchise, but that the nature of the noncompliance may be cured so that we are willing to consider granting you a successor franchise, we will notify you accordingly. You will be eligible for a successor franchise if you have cured the noncompliance within 30 days of our notice of noncompliance to you.

         3.4 REFURBISHING OF YOUR LABOR WORLD/registered trademark/ OFFICE. In order to obtain a successor franchise:

                  (a) you must maintain possession of your LABOR
         WORLD/registered trademark/ Office and agree to refurbish and otherwise modify them to conform to standards then applicable to new franchises for LABOR WORLD/registered trademark/ Businesses; or

                  (b) if you are unable to maintain possession of your LABOR WORLD/registered trademark/ Office or, in our judgment, your LABOR WORLD/registered trademark/ Office should be relocated, you must secure a substitute location, obtain our consent to the new location and develop it expeditiously in compliance with standards then applicable to new franchises for LABOR WORLD/registered trademark/ Businesses within 60 days of your loss of possession or receipt of our notice requiring relocation. You must also cause your LABOR WORLD/registered trademark/ Business to comply with all other then-current standards for design, furniture, equipment, software, signage, provision of services, methods of operation and other LABOR WORLD/registered trademark/ System Standards.

         3.5 SUCCESSOR AGREEMENT; RELEASES. To obtain a successor franchise to operate your LABOR WORLD/registered trademark/ Business, you (and if a corporation or partnership is the Franchise Associate, its shareholders or partners) will have the option to either:

                  (a) sign and deliver to us the form of standard franchise agreement and any ancillary agreements we are then customarily using in the grant of LABOR WORLD/registered trademark/ franchises (which may provide for new and increased fees, such as royalty and service fees, but with appropriate modifications to reflect the fact that the agreement relates to the grant of a successor franchise; except that we will not increase the percentage component of the royalty and service fees by more than 25% (i.e. 10% to 12.5%) during the first successor term nor more than 10% for any later successor term); or

                  (b) automatically extend under this Agreement. Such agreement will then apply during the 5-year successor term. However, even if this Agreement is extended (instead of utilizing the then-current agreement), it will be automatically modified so that all royalties and other fees described in the then-current Agreement will apply, regardless of any contradictory provisions of this Agreement; except for the limitations on increasing royalty and service fees already described in subsection 3.5(a) of this Agreement.

In either case, you also must sign and deliver to us general releases, in a form satisfactory to us, of any and all claims against us, our affiliates, and all of our and their officers, directors, employees, agents, successors and assigns. If you fail or refuse to sign and deliver to us those agreements and releases within 30 days after their delivery to you, you will be deemed to have elected not to obtain a successor franchise.

         3.6 TRAINING AND REFRESHER PROGRAMS. Our grant of a successor franchise is also conditioned on the satisfactory completion by you (or a manager of yours approved by us) of any new training and refresher programs we may reasonably require. However, we will not require any training and refresher programs unless they have been approved by the Franchise Advisory Board. We will notify the Franchise Advisory Board of training and refresher programs for successor franchises. The Franchise Advisory Board must either approve the program, reject it or present an alternative within 30 days of notice. If they do not timely respond, the program will be deemed approved by the Franchise Advisory Board. If the Franchise Advisory Board presents an alternative training and refresher program for successor franchises, we will negotiate with them in good faith to develop a mutually acceptable program. The mutually acceptable program will then constitute the training and refresher program required for the grant of successor franchises.

         3.7 REIMBURSEMENT. You must reimburse us for our reasonable expenses we incur in conjunction with the grant of the successor franchise; not to exceed $1,000 (subject to CPI increase). Payment of those charges is due when you sign the successor agreement.

         3.8 SUBSEQUENT SUCCESSOR FRANCHISES. The fees and other conditions for any later granting of subsequent successor franchises will be governed by the successor franchise agreement (as described above).

4.       DEVELOPMENT AND OPENING.

         4.1 SITE SELECTION. We must approve the location of your LABOR WORLD/registered trademark/ Office before you begin business. Your LABOR WORLD/registered trademark/ Business Office must be located within the Exclusive Area. You acknowledge and agree that:

                  (a) our approval of the location of your LABOR
         WORLD/registered trademark/ Office indicates only that we believe that its location falls within our acceptable criteria as of the time period encompassing the evaluation;

                  (b) our approval of your Exclusive Area and the location of your LABOR WORLD/registered trademark/ Office and any information imparted to you regarding them does not constitute a representation or warranty of any kind, expressed or implied, as to their suitability for a LABOR WORLD/registered trademark/ Business or for any other purpose;

                  (c) application of criteria that have been effective with respect to other territories or sites may not be predictive of the potential for all territories or sites and that, subsequent to our approval of a territory or site, demographic and/or economic factors included in, or excluded from, our criteria could change, thereby altering the potential of a territory or site;

                  (d) the uncertainty and instability of such criteria are beyond our control and we are not responsible for the failure of a territory or site approved by us to meet expectations as to potential revenue or operational criteria; and

                  (e) your acceptance of a franchise for the operation of a LABOR WORLD/registered trademark/ Business in your Exclusive Area and at the location of your LABOR WORLD/registered trademark/ Office is based on your own independent investigation of their suitability for your LABOR WORLD/registered trademark/ Business.

If you already operate a LABOR WORLD/registered trademark/ Business and this Agreement relates to another one, then you must bear the cost of obtaining our approval of the location of your LABOR WORLD/registered trademark/ Office. This expense includes demographic studies, photographs, drawings, plans and travel and lodging costs of our personnel.

         4.2 LABOR WORLD/registered trademark/ OFFICE LEASE. If the LABOR WORLD/registered trademark/ Office will be leased, you must, within 60 days of the date of this Agreement, obtain a written lease agreement for you to occupy and gain possession of the premises of the LABOR WORLD/registered trademark/ Office. The lease agreement must contain terms and provisions reasonably acceptable to us and you agree not to sign any lease or sublease which has not been approved in writing by us. In any event, the lease agreement for your Office must be collaterally assigned to us or our affiliates pursuant to our standard form of collateral assignment agreement in order to secure performance of all of your obligations to us pursuant to this Agreement or any other agreement with us. In addition, the lease agreement must contain substantially the following provisions:

                  (a) Tenant agrees that landlord may, upon the written request of OUTSOURCE FRANCHISING, INC., disclose to OUTSOURCE FRANCHISING, INC. all reports, information or data in landlord's possession respecting sales made in, upon or from the leased premises.

                  (b) Landlord must give written notice to OUTSOURCE FRANCHISING, INC. (concurrently with the giving of such notice to tenant) of any default by tenant under the lease and OUTSOURCE FRANCHISING, INC. must have, after the expiration of the period during which the tenant may cure such a default, an additional 15 days to cure, at its sole option, any such default.

         4.3 DEVELOPMENT OF THE LABOR WORLD/registered trademark/ BUSINESS. Unless the LABOR WORLD/registered trademark/ Business proposed to be operated by you has already been developed and operated prior to the date of this Agreement, you are responsible for its development. It is your responsibility to have prepared all required construction plans and specifications to suit the shape and dimensions of your LABOR WORLD/registered trademark/ Office, and you must insure that those plans and specifications comply with applicable ordinances, building codes, permit requirements and with lease requirements and restrictions.

         You agree at your expense to do or cause to be done the following within 90 days after the date of this Agreement:

                  (a) obtain all required building, utility, sign, health, and business permits and licenses and any other required permits and licenses;

                  (b) construct all required improvements to the LABOR WORLD/registered trademark/ Office; and decorate your LABOR WORLD/registered trademark/ Office in compliance with layouts and specifications approved by us;

                  (c) purchase and install all required equipment, furniture, furnishings and signs;

                  (d) purchase the opening inventory of supplies; and

                  (e) hire any personnel required for your LABOR
         WORLD/registered trademark/ Business.

         4.4 EQUIPMENT, FURNISHINGS, FIXTURES AND SIGNS. You agree to use in the development and operation of your LABOR WORLD/registered trademark/ Business only those brands, types and/or models of equipment, store front, furnishings, fixtures and signs containing the Marks that we have approved as meeting our standards for quality, design, appearance, function, and performance.

         4.5 OPENING FOR BUSINESS.

                  (a) PRE-OPENING OBLIGATIONS: You must not open your LABOR WORLD/registered trademark/ Business and commence business until:

                           (i) all of your obligations pursuant to the other provisions of Section 4 of this Agreement have been fulfilled;

                           (ii) we determine that the LABOR WORLD/registered trademark/ Business has been constructed, decorated, furnished, equipped and stocked with materials and supplies in accordance with our approved plans and specifications;

                           (iii)    we have received the fully executed
                                    Collateral Assignment of Lease and our
                                    standard form of Collateral Assignment of Telephone Numbers and Listings;

                           (iv) you and your personnel have satisfactorily completed pre-opening training;

                           (v) you have paid us the initial franchise fee and all other amounts then due to us;

                           (vi) any financing documents, loan documents, or similar documentation have been delivered to us;

                           (vii) you have furnished us with certification that all required building, utility, sign, health, sanitation, business and other permits and licenses have been obtained from any applicable governmental authority, including any certificate of occupancy and approvals necessary to operate a temporary personnel business; and

                           (viii) we have been furnished with copies of all insurance policies required by Section 12.8 in this Agreement, or such other evidence of insurance coverage and payment of premiums as we may request.

                  (b) TIMING OF OPENING: You must comply with these conditions and be prepared to open your LABOR WORLD/registered trademark/ Business for business within 100 days after the Agreement Date and only after you have satisfactorily completed our initial training program. One of our field consultants will assist you in the opening of your LABOR

         WORLD/registered trademark/ Business for 5 consecutive business days during your first month of operations of the LABOR WORLD/registered trademark/ Business.

                  (c) INITIAL ADVERTISING AND PROMOTION: You must conduct a pre-opening promotion program, prior to, or within 60 days after, the opening of your LABOR WORLD/registered trademark/ Business, spending a minimum of $2,500 (subject to CPI adjustment). This amount is not reimbursable by us under Section 13.2. The initial advertising and promotion program must be in accordance with an opening marketing plan approved by us.

         4.6 NO DELIVERY DATE. There is no delivery date of franchise goods or materials stated in this Agreement because we do not furnish those items to you except that we will deliver the Computer System (with the Software installed) and certain approved internal signage on or before the scheduled opening of your LABOR WORLD/registered trademark/ Business, if you have complied with this Agreement.

         4.7 ESTIMATED INVESTMENT. In Item 7 of our Franchise Offering Circular, we estimate that the required investment to establish a LABOR WORLD/registered trademark/ Business ranges from $143,915 to $192,975. You should consult Item 7 of our Franchise Offering Circular for more information regarding your investment.

5.       TRAINING.

         5.1 INITIAL TRAINING. You must attend and satisfactorily complete our initial training program for new franchisees.

                  (a) ELIGIBILITY: Prior to attending our initial training we will make our Manual available to you for study along with a test for you to complete. To be eligible to attend initial training, you must complete the test (on an "open-book" basis), return it to us for grading and achieve a minimum score of 75%. The training program will be furnished after you have secured your LABOR WORLD/registered trademark/ Office and it is ready for occupancy (demonstrated by a signed lease and certificate of occupancy).

                  (b) TRAINING METHODS: Our initial training is furnished in 3 components:

                           (i) 5 days of classroom style training at our LABOR WORLD/registered trademark/ National Support Center;

                           (ii) 4 days of "hands-on" training by working at a LABOR WORLD/registered trademark/ Business operated by us, our affiliates or a Franchise Associate at a location we specify; and

                           (iii) 5 days of assistance by 1 of our field consultants during your first month of operating your LABOR WORLD/registered trademark/ Business.

                  (c) FEES AND EXPENSES: We will provide initial training free of charge to you (or if the Franchise Associate is a corporation or partnership, to one representative of the Franchise Associate approved by us). If space permits, we will permit an additional person to attend training with you for a cost of $750. However, you must pay all your own expenses and those of your employees incurred in connection with the initial training, including, for example, travel, room, board, local transportation expenses and wages.

                  (d) FAILURE TO COMPLETE: We may terminate this Agreement if:
         (i) you do not achieve a score of at least 75% on the pre-training test; (ii) you fail to satisfactorily complete our initial training; or
         (iii) if your LABOR WORLD/registered trademark/ is to be supervised by a manager, your manager (and a substitute) fail to satisfactorily complete our initial training program. If we so terminate this Agreement, we will refund to you 1/2 of the initial franchise fee paid to us, less any expenses to reimburse us for expenses incurred by us in connection with the granting of the Franchise to you or in the training of your manager (not to exceed $1,000 (subject to CPI adjustment)) and the purchase price for the signage and the computer equipment as long as you have returned that equipment to us in a condition satisfactory to us.

         5.2 SOFTWARE TRAINING. Our initial training will include 2 days of training on the use of the Software. In addition, any person operating the Software for your LABOR WORLD/registered trademark/ Business must attend and satisfactorily complete Software training at our LABOR WORLD/registered trademark/ National Support Center, at your expense. Software training will consist of approximately 2 or 3 days of training. The length of training depends on the type of payroll funding utilized by your LABOR WORLD/registered trademark/ Business. Such operator must complete Software training within 60 days of commencing employment with you. Software training must coincide with our training schedule.

         5.3 TRAINING OF MANAGERS. If your LABOR WORLD/registered trademark/ Business is to be supervised by a manager, then your manager must complete our initial training to our satisfaction. If we, in our sole discretion, determine that the manager is unable to satisfactorily complete our training program, we have the right to terminate this Agreement immediately upon notice to you. If we, in our sole discretion, determine that any manager is unable to satisfactorily complete the training program, you must hire a substitute manager in the event the Franchise is not to be terminated and the substitute manager must enroll in our training program within 15 days thereafter and complete the training program to our satisfaction.

         5.4 TRAINING OF OTHER PERSONNEL. It is very important to the operation of your LABOR WORLD/registered trademark/ Business that all your employees have the appropriate training for their jobs. You are responsible for ensuring that all employees of your LABOR WORLD/registered trademark/ Business are qualified, properly trained to capably perform their duties and responsibilities and duly licensed. We may require that you or your managers and assistant managers attend supplemental and refresher training programs during the term of the Franchise, to be furnished at such time and place as we may designate. You must maintain at all times a staff of trained employees sufficient to operate your LABOR WORLD/registered trademark/ Business in compliance with our standards.

         5.5 ADDITIONAL TRAINING AND CONFERENCE ATTENDANCE. You agree that you, your managers, and employees will complete any additional training programs approved by the Franchise Advisory Board (utilizing the same procedures as described in Section 3.6) and will attend any national or regional LABOR WORLD/registered trademark/ System conferences that we designate as mandatory, at such places and times as we may specify from time to time during the term of this Agreement. We will not charge you a fee for mandatory training, except for Software training of your operators. We may, at our discretion, provide other special training of your personnel or other assistance in operating your LABOR WORLD/registered trademark/ Business that you request; however, if we do so, you must pay all expenses for that training or assistance, including a per diem charge and travel and living expenses for our personnel.

         5.6 FEES AND EXPENSES. We have the right to charge a fee for any training programs, other than the initial training and the initial training of your manager, which we provide to you, your managers, or your other employees, for which attendance is not mandatory. We will not charge you a per diem charge for our personnel in providing training for your LABOR WORLD/registered trademark/ Business unless you and we have agreed on the amount. Of course, we will not be required to provide such training to you until you and we have reached that agreement. In any event, our per diem charges will not exceed 1.5 times the average daily wage and benefits of our personnel utilized to conduct such training, plus travel and living expenses. You agree to pay all your own expenses and the expenses incurred by your employees in connection with all training programs and conferences, including travel, room, board, local transportation expenses, and wages, whether or not attendance is mandatory.

6.       SUPPORT SERVICES.

         6.1 BASE LEVEL SUPPORT. During the term, we will furnish you with base level support ("BASE LEVEL SUPPORT") at no additional charge regarding:

                  (a) the marketing of the services offered by LABOR WORLD/registered trademark/ Businesses and the use of the System;

                  (b) coordinating the activities of LABOR WORLD/registered trademark/ Businesses;

                  (c) establishing and conducting employee training programs at your LABOR WORLD/registered trademark/ Office;

                  (d) development and implementation of local advertising and promotional programs;

                  (e) general operating and management procedures;

                  (f) purchasing approved equipment, furniture, furnishings, signs, forms, materials and supplies;

                  (g) furnishing information dealing with trends in employment, including temporary personnel and other items;

                  (h) the administration of risk management programs for workers' com- pensation and unemployment compensation;

                  (i) developments in the laws regulating temporary personnel businesses; and

                  (j) changes in any of the above that occur from time to time.

         6.2. SUPPORT METHODS. We will provide the Base Level Support to you in the form of:

                  (a) the LABOR WORLD/registered trademark/ Operations Manual (the "MANUAL")

                  (b) bulletins, written reports and recommendations, and other written materials;

                  (c) electronic transmission;

                  (d) telephone consultations, or personal consultations at your LABOR WORLD/registered trademark/ Office or at our LABOR
         WORLD/registered trademark/ National Support Center, at such times as we determine;

                  (e) up to 2 days per calendar year of personal assistance at your LABOR WORLD/registered trademark/ Office by one of our field consultants, or someone else we designate from our LABOR WORLD/registered trademark/ National Support Center. These days will be furnished at your request (as we can reasonably schedule) or as we consider appropriate. Unused days are not available for use in any following year;

                  (f) unlimited telephone access to a field consultant, vice president-operations, chief operating officer or our president.

                  (g) up to 12 hours of telephone and other working support with anyone else at our National Support Center per calendar year;

                  (h) unlimited frequent written communications from our LABOR WORLD/registered trademark/ National Support Center concerning information important to Franchise Associates; and

                  (i) non-voting membership in National Association of Temporary and Staffing Services or its successor ("NATSS"), including all NATSS newsletters and special bulletins.

         6.3 FIRST YEAR SUPPORT. During the first 12 months of operations, we will provide you with Base Level Support plus the following:

                  (a) 5 days of personal assistance by a field consultant at your LABOR WORLD/registered trademark/ Office during your first month of business;

                  (b) 2 additional days of personal assistance from a field consultant or someone else we designate from the LABOR WORLD/registered trademark/ National Support Center during the 12- month period following your opening;

                  (c) additional visits as we consider appropriate or necessary by our field consultant or other personnel;

                  (d) utilization of our assistance with the Software, risk management service, human resources assistance, unemployment compensation guidance and credit advice other than credit reports;

                  (e) free registration costs for 2 people (double occupancy) at our next LABOR WORLD/registered trademark/ national convention including travel and lodging expenses we arrange and coordinate for you; and

                  (f) first years annual dues for the LABOR WORLD/registered trademark/ franchise advisory board.

To obtain the additional first year support described in subsection 6.3(d) above, you must sign our standard agreements for the provision of such services (except that the first year's service fees will be waived). Nevertheless, if you (or your affiliates) already operate another Labor World/registered trademark/ Business under a franchise from us, then we will not be obligated to provide you with the support described in this subsection 6.3.

         6.4 OPTIONAL SERVICES. If you want special training for your personnel at your LABOR WORLD/registered trademark/ Business, you must pay our per diem charges for such training or assistance, and travel and living expenses of our personnel to do so. We may also offer programs relating to specific elements of the operation of LABOR WORLD/registered trademark/ Businesses at a per diem charge plus expenses ("OPTIONAL SERVICES"). Optional Services are available to you at your option. We will publish a description of Optional Services from time to time in an annual schedule. You may use World Service Credits (defined below) to purchase Optional Services. We may periodically modify the Optional Services that are available and their pricing from time to time, as well as the methods for earning World Service Credits.

         6.5 WORLD SERVICE CREDITS. By complying with this Agreement and through successful operation of your LABOR WORLD/registered trademark/ Business, you may earn credits that may be applied against charges we impose for Optional Services or against future royalties ("WORLD SERVICE CREDITS"). World Service Credits may be earned and can be used in the methods and for the purposes described in this Agreement.

                  (a) RIGHT TO EARN: You may earn an unlimited amount of World Service Credits based on our World Service Credit Schedule only if you:

                           (i) are current in payment of royalties and all other amounts due us or our affiliates;

                           (ii) are current on submission of all financial reports and financial statements due us;

                           (iii) submit all financial reports and statements in conformity with our standard Chart of Accounts and accounting methods; and

                           (iv)     are in substantial compliance with this
                                    Agreement.

                  (b) FORFEITURE: If you are in breach of any provision of this Agreement, you will not be entitled to use the World Service Credits in any way until the breach is cured to our satisfaction. Moreover, you may lose the right to earn, or even forfeit, World Service Credits under the following conditions:

                           (i)      if you fail to deliver your weekly
                                    operation's data by computer "download"
                                    within 3 days of their due date, you will forfeit all World Service Credits that you may otherwise have had the right to earn for that week;

                           (ii) if you fail to submit any required financial reports or any required financial statements within 15 days of their due date, or do not utilize our standard Chart of Accounts and accounting methods, you will forfeit all World Service Credits that you may otherwise have had the right to earn for the entire period represented by such statements or reports; and

                           (iii) if you do not pay us amounts due us for royalties or Optional Services or other amounts due us on a timely basis, you will lose the right to earn all World Service Credits for the week in which the royalties accrued or the week during which our invoice was generated for Optional Services or any other amounts due us.

                  (c) WORLD SERVICE CREDIT SCHEDULE: World Service Credits are earned by calculation of a percentage of the Gross Profit of your LABOR WORLD/registered trademark/ Business. We will notify you monthly of the amount of World Service Credits you have earned approximately 60 days after receipt of royalties and reports. Our schedule for earning World Service Credits is based on a percentage of the Gross Profit of your LABOR WORLD/registered trademark/ Business as follows:

                                                                    PERCENTAGE OF GROSS PROFIT
                  EVENT                                            EARNED AS WORLD SERVICE CREDITS
                  -----                                            -------------------------------

         (i)      Timely Payment of Royalties by Check                         .50%

         (ii)     Timely Payment of Royalties by
                  Electronic Transfer                                          .60%

         (iii)    Timely submission of Financial Statements                    .50%
                  and Other Reports

         (iv)     Serving as Officer of State Chapter of NATSS*                .25%

         (v)      Franchise Advisory Board Member*                             .50%

         (vi)     Franchise Advisory Board President*                          .25%

         (vii)    Market Saturation (Top 25 Percentile)                       2.25%

         (viii)   Market Saturation (Second Quartile)                         1.00%

* World Service Credits for these will be based only on the Gross Profits from your largest LABOR WORLD/registered trademark/ franchise if you own more than one.

                  (d) MARKET SATURATION: We will calculate market saturation based on a formula which is defined as Gross Profit divided by the population of your Exclusive Area. We will divide the year into 12 accounting periods; 8 containing 4 weeks and 4 containing 5 weeks. Market saturation will be calculated based on your performance during such accounting periods. We will place all Franchise Associates into one of three groups (a "MARKET GROUP") based on the population of their exclusive territory as of the time they begin operations:

                           (i) areas with a population of 500,000 or less people;

                           (ii) areas with a population of more than 500,000 but less than 1,000,000 people;

                           (iii) areas with a population of 1,000,001 or more people.

         World Service Credits will be earned based on the World Service Credit schedule based on your performance measured by Gross Profits in comparison to other Franchise Associates with exclusive territories in your population bracket.

                  (e) USE OF WORLD SERVICE CREDITS: You may use World Service Credits in a variety of ways:

                           (i) to pay for Optional Services based on the price list we announce from time to time;

                           (ii)     to pay for marketing materials we prepare;

                           (iii) to apply against royalty and service fees due in the next calendar year of up to 75% of your previously earned but unused World Service Credits, evenly spread over the next 12 months following our receipt of your notice to us electing to do so;

                           (iv) redeemed for cash for certain approved local advertising and promotion expenses (as described in Section 13.2) that we have approved but have not already reimbursed, within 60 days of our receiving documentary verification that we require; or

                           (v) redeemed for cash at their face value by the end of the fifth calendar year following the year in which they were earned.

         For purposes of this Agreement, "EARN" World Service Credits mean those World Service Credits originally earned by you in accordance with this Agreement, and do not include World Service Credits you may have acquired from another Franchise Associate. World Service Credits that you have acquired from someone else may only be used in accordance with the provisions described below.

                  World Service Credits must be used by you prior to June 30 of the year immediately following the year in which they were earned. At your election, you may save World Service Credits so that we will redeem them at face value at the end of the fifth calendar year following the year earned. Again, we will only redeem World Service Credits or permit their use if you are in substantial compliance with this Agreement and otherwise eligible to use World Service Credits as described in this Agreement. If, in any calendar year, you paid us cash for any Optional Services, and you later earn World Service Credits that are not otherwise used, you may apply those World Service Credits for payment of the previously furnished Optional Service and obtain a refund. We will pay the refund to you within 30 days of our receipt of the refund request.

                  (f) TRADING WORLD SERVICE CREDITS: World Service Credits may be purchased, sold, exchanged or otherwise traded by one Franchise Associate to another Franchise Associate in 1,000 unit increments. In order to effectuate the trade, the owner of the World Service Credits must notify us of the transfer showing the amount traded, the name of the transferee and the terms of the transfer. Once World Service Credits are traded or transferred, they may not be applied against future royalties or redeemed for cash. However, traded or transferred World Service Credits may be used to pay for Optional Services.

         6.6 SERVICE OPTIONS. We will periodically offer you the opportunity to acquire certain Optional Services on an as-needed, monthly, annual or full service contract basis ("SERVICE OPTIONS") at a predetermined purchase price. We will notify you of the scope of Optional Services offered and the prices of the Service Options in a reasonable time before a particular Service Option commences. To accept one of the Service Options, you must notify us before a particular Service Option commences. You may apply World Service Credits against the purchase price for the Service Options. We will notify you of the pricing and Optional Services covered by the Service Options through bulletins or additions to the Manual.

         6.7 MANUAL. During the term, we will lend you one copy of the Manual. The Manual will contain mandatory and suggested specifications, standards, and operating procedures which we prescribe from time to time for LABOR WORLD/registered trademark/ Businesses ("SYSTEM STANDARDS"), as well as information about other obligations you have in the operation of a LABOR WORLD/registered trademark/ Business. The Manual may be modified from time to time to reflect changes in the System Standards. Revisions to the Manual will be effective on delivery to you, unless we specify a later effective date for a particular revision. You must keep your copy of the Manual current by immediately inserting all new and modified pages we furnish to you. If the Manual is lost, stolen or damaged, you must obtain a replacement from us at our then-current price. If a dispute develops with respect to the contents of the Manual, the master copy we maintain at our principal office will be controlling. You must keep the Manual in a secure location. You must not:

                  (a) permit any part of the Manual to be copied;

                  (b) disclose it or any of its contents to anyone not having a need to know its contents for purposes of operating your LABOR WORLD/registered trademark/ Business; and/or

                  (c) remove it from your LABOR WORLD/registered trademark/ Office without our permission.

7.       THE COMPUTER SYSTEM.

         7.1 USE OF THE COMPUTER SYSTEM. We have the right to use, and allow our Franchise Associates to use, the Software in various aspects of operating a LABOR WORLD/registered trademark/ Business for dispatching, employee and customer maintenance, invoicing, accounts receivable, payroll processing, and various other matters. We may change, modify, alter, upgrade and enhance the

Software and even designate new or replacement software programs, at any time in our discretion. We have also compiled a set of computer hardware components to operate the Software (collectively, the "COMPUTER SYSTEM"). You must purchase the Computer System from us when you sign this Agreement. The computers and computer-related equipment and peripheral devices are referred to as the "DESIGNATED HARDWARE". We operate a "NETWORK" which is an electronic communications network which links computers of Franchise Associates in different locations with us and consists of the Software, the Designated Hardware and certain communications software. The Software includes any modifications, improvements, changes, alterations or enhancements, all related documentation, the tangible media upon which the program is recorded, and database file structure, but excludes any data or databases owned or compiled by us or our affiliates for use with the Software which are owned by us or otherwise or any data generated by our use of the Software.

         7.2 SOFTWARE LICENSE. We grant you a non-exclusive, non-transferable, non-assignable license to use the Software and the Network solely in connection with the operation of your LABOR WORLD/registered trademark/ Business. No other use of the Software or the Network is permitted. You must use the Software solely on and in connection with the Designated Hardware. Your right to use the Software is co-extensive with the term of this Agreement. If, for any reason, this Agreement is terminated, your right to use the Software is also terminated.

         7.3 DELIVERY AND INSTALLATION. We will deliver to you one copy of the Software (in non-printed, machine readable disk form). We will install the Software on the Designated Hardware. We are not responsible for testing the Software except that we will demonstrate to you that the interface module to the Network is fully operational.

         7.4 COPIES. You must not copy by any process whatsoever the Software or any portion of it, without our prior written consent. However, you may make copies (in non-printed, machine readable disk form) of the Software solely for archival and backup purposes. You must reproduce and include any copyright notice, trademarks, service marks, other proprietary markings and/or confidential legends on or within any archival copy of that Software.

         7.5 ENHANCEMENTS. If you are in substantial compliance with this Agreement, we will deliver to you and you must install and use, such error corrections, upgrades, modifications, improvements, enhancements, extensions and other changes to the Software (collectively, "ENHANCEMENTS"), developed or adopted by us or our affiliates for use on the Designated Hardware. Our delivery of the Enhancements to you may be based on such conditions as we deem necessary or reasonable relating to their use. We will not charge you any fees or other amounts for the delivery of any Enhancements. Upon delivery of any Enhancements to you, your use of them will be governed by this Agreement. Any Enhancements to the Software are owned by us.

         7.6 MANUALS. We may specify numerous requirements relating to the use of the Software in our Manuals. Any Manuals provided to you or any portion of the Manuals that are devoted to the Software or the Network are strictly confidential and proprietary. You may not copy the Manuals for any reason whatsoever.

         7.7 CERTAIN RESPONSIBILITIES. You are exclusively responsible for supervising, managing and controlling the use of the Software by you, your agents and your employees, including:

                  (a) assuring proper configuration of the Designated Hardware and related equipment or devices;

                  (b) implementing and enforcing procedures sufficient to discharge your obligations of confidentiality and security under this Agreement; and

                  (c) immediately disclosing all steps taken by you to satisfy your obligations regarding the Software to us on request. We may require additional procedures or steps, or the signing of additional documents, in order to protect our rights in and to the Software.

         7.8 RIGHTS TO SOFTWARE. You acknowledge and agree that (other than through license from us) we have the exclusive right to use the Software in all forms (whether printed, magnetic disk, coded or otherwise), all copies of the Software and all Manuals. All applicable rights relating to the Software (including without limitation, trade secrets, rights and proprietary information, patents, copyrights and trademarks) remain vested in and owned by us. You must not, and have no right to, sublicense the Software or to use the Software in any commercial endeavor other than the operation of your LABOR WORLD/registered trademark/ Business.

         7.9 SECURITY. You must keep the Software in a secure place and use sufficient restrictions to prevent disclosure of the Software to unauthorized persons. The Software is confidential in nature, proprietary and constitutes one of our trade secrets. Thus, you must not, directly or indirectly, sell, grant, pledge, hypothecate, assign, convey, transfer, publish, display, make available or in any other manner disclose to any third party the Software or its function, logic or structure. All persons or entities who are permitted access to the Software must sign such documents as we may require to protect confidentiality of the Software and our rights. If you neglect or fail to protect the confidentiality of the Software, or permit any unauthorized disclosure of the Software to a third person, we may terminate this Agreement.

         7.10 COPYRIGHT AND MARKS. You must not remove, deface or destroy any copyright, patent, trademark or service mark notice or other proprietary markings or confidential legends placed on or within the Software.

         7.11 CODING. We are under no obligation to disclose to you the source codes of the Software or the Network in non-machine readable form. We retain ownership to and title in all coding relating to the Software, including without limitation, the source code.

         7.12 REVERSE ENGINEERING. You must not decompile, disassemble or reverse engineer the Software or attempt to do so. You must not modify, enhance, alter or attempt to do any of the foregoing to the Software in any way whatsoever.

         7.13 IDEAS AND SUGGESTIONS. You must promptly disclose to us all ideas and suggestions for modifications or enhancements of the Software or the Network conceived or developed by or for you. You grant to us a worldwide, non-exclusive, perpetual, royalty-free license to use and to license the use of any ideas and suggestions for modifications or enhancements of the Software that you may develop from time to time.

         7.14 ACCESS. We have the right at all times to access the Software and the Network and to retrieve, analyze and use all data in your files for the Software at any time. You must not in any way bar, restrict or limit our access to your files in the Network or the Software. If you deny us access, it will constitute a material breach of this Agreement.

         7.15 INFRINGEMENT. You must notify us immediately of the assertion of any claim that the Software or your use of the Software violates the trade secret, trademark, copyright, patent or other proprietary rights of any other party. You must also cooperate with us in the investigation or resolution of any such claim. We will defend you against any and all such claims. If the Software becomes, or in our opinion is likely to become, the subject of any claims of infringement of a copyright or patent, we may procure for you the right to continue using the Software, or replace or modify the Software to render it non-infringing or discontinue its use.

         7.16     WARRANTIES.

                  (a) RIGHT TO USE: We represent and warrant to you that we have the right to use, and to license to you the right to use, the Software and the Network.

                  (b) WARRANTY LIMITATIONS: We do not represent or warrant to you, and expressly disclaim any warranty, that the Software or the Network are error-free or that the operation and use of the Software or the Network by you will be uninterrupted or error-free. We have no obligation or liability for any expense or loss incurred by you arising from your use of the Software or the Network nor do we have any obligation or liability for any expense or loss incurred by you arising from your use of any other software.

                  (c) MERCHANTABILITY AND FITNESS: We make no other warranty whatsoever, whether express or implied other than described in subsection 7.16(b) above. WE DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  (d) LIMITATION OF LIABILITY: WE HAVE NO LIABILITY TO YOU FOR LOST SAVINGS, LOST PROFITS OR CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES. THE ABOVE-STATED

         EXPRESS WARRANTY IS IN LIEU OF ALL OF OUR LIABILITIES OR OBLIGATIONS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE SOFTWARE OR THE NETWORK. IN NO EVENT WILL OUR LIABILITY FOR BREACH OF WARRANTY EXCEED THE AGGREGATE AMOUNT OF ALL AMOUNTS PAID TO US BY YOU UNDER THIS AGREEMENT. Your exclusive remedy and our entire liability, with respect to your use of the Software and the network, is limited as described in this Section of this Agreement.

8.       MARKS.

         8.1 OWNERSHIP AND GOODWILL. Your right to use the Marks is derived solely from this Agreement and is limited to the operation of your LABOR WORLD/registered trademark/ Business pursuant to and in compliance with this Agreement and all applicable standards and operating procedures we prescribe during the term of this Agreement. If you make any unauthorized use of any of the Marks, it will constitute a breach of this Agreement and an infringement of our rights in and to the Marks. Your use of the Marks and any goodwill established by your use, will inure to our benefit exclusively. This Agreement does not confer any goodwill or other interests in the Marks on you (other than the right to operate your LABOR WORLD/registered trademark/ Business in compliance with this Agreement).

         8.2 ADDITIONAL MARKS. All provisions of this Agreement which apply to the Marks will apply to any additional trademarks, service marks, commercial symbols, designs, artwork, trade dress and logos we may authorize and license you to use during the term of this Agreement.

         8.3 LIMITATIONS ON USE. You must use the Marks we designate as the sole trade identification of your LABOR WORLD/registered trademark/ Business, except that you must also identify yourself as an independent owner in the form we prescribe. You must not: (a) use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form; (b) use any Mark or any commercial symbol similar to any Mark in connection with the performance or sale of any unauthorized services or products, or in any other manner we have not expressly authorized in writing; (c) employ any of the Marks in any manner that we have determined may result in our liability for any indebtedness or obligation of yours. You will display the Marks in the manner we prescribe at your LABOR WORLD/registered trademark/ Business and in connection with advertising and marketing materials, along with any notices of trademark and service mark registrations that we specify. You will also to obtain any fictitious name, assumed name or "doing business as" registrations that may be required under applicable law.

         8.4 INFRINGEMENTS AND CLAIMS. You must notify us immediately in writing of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any Mark or similar trade name, trademark or service mark of which you become aware. You must not communicate with anyone except us and our attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take whatever action we deem appropriate. We have the sole right to control exclusively any litigation or other proceeding arising out of any infringement, challenge or claim relating to any Mark. You must sign any documents, give any assistance, and do any acts that our attorneys believe are necessary or advisable in order to protect and maintain our interests in any litigation or proceeding related to the Marks or otherwise to protect and maintain our interests in the Marks. You may not, at any time, contest the validity or ownership of any of the Marks, or assist any other person in contesting the validity or ownership of any of the Marks.

         8.5 DISCONTINUANCE OF USE. If it becomes advisable at any time in our sole judgment for your LABOR WORLD/registered trademark/ Business to modify or discontinue the use of any of the Marks or for your LABOR WORLD/registered trademark/ Business to use one or more additional or substitute trademarks or service marks, you agree to comply with our directions to modify or otherwise discontinue the use of such Mark, or use one or more additional or substitute trademarks or service marks, within a reasonable time after our notice to you. Our sole liability and obligation to you for such modification or discontinuance will be to provide you with, or reimburse you for, replacement of stationery, forms, business cards, signage and the like, utilizing the substitute marks.

         8.6 INDEMNIFICATION. We will indemnify you against and reimburse you for all damages for which you are held liable to third parties in any proceeding arising out of your authorized use of any Mark, pursuant to it and in compliance with this Agreement, resulting from claims by third parties that your use of the Marks infringes their trademark rights, and for all costs you reasonably incur in the defense of any such claim in which you are named as a party, so long as you have timely notified us of the claim and have otherwise complied with the terms of this agreement. We will not indemnify you against the consequences of your use of the Marks except in accordance with the requirements of this Agreement. You must provide written notice to us of any such claim within 10 days of your receipt of such notice and you must tender the defense of the claim to us. We will have the right to defend any such claim and if we do so, we will have no obligation to indemnify or reimburse you for any fees or disbursements of any attorney retained by you. If we elect to defend the claim, we will have the right to manage the defense of the claim including the right to compromise, settle or otherwise resolve the claim, and to determine whether to appeal a final determination of the claim.

         8.7 CONSENT. You acknowledge and agree that we may grant franchises to other franchisees to operate LABOR WORLD/registered trademark/ Businesses using the Marks. You agree that, whenever we may request from time to time, you will give your written consent to such use of the Marks by such franchisees.

9.       RELATIONSHIP OF THE PARTIES; INDEMNIFICATION.

         9.1 INDEPENDENT CONTRACTOR; NO FIDUCIARY RELATIONSHIP. This Agreement does not create a fiduciary relationship between you and us. You are an independent contractor, and nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose whatsoever. You will conspicuously identify yourself in all your dealings with customers, suppliers, public officials, personnel working at your LABOR WORLD/registered trademark/ Business (or otherwise employed by you) and others as the owner of your LABOR WORLD/registered trademark/ Business pursuant to a franchise agreement with us, and agree to place any other notices of independent ownership on your forms, business cards, stationery, advertising, and other materials that we may require from time to time.

         9.2 NO LIABILITY; NO WARRANTIES. Except as expressly authorized by this Agreement, neither you nor we will make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other or represent that the relationship between you and us is other than that of franchisee and franchisor. We will not be liable for any agreements, representations, or warranties you make that are not expressly authorized under this Agreement, nor will we be obligated for any damages to any person or property directly or indirectly arising out of the operation of the business you conduct pursuant to this Agreement, whether or not caused by your negligent or willful action or failure to act, or your use of the Marks in a manner not in accordance with this Agreement. Without limiting the provisions of this Section 9.2, you will NOT be liable for any agreements, representations or warranties we make to others, or for any damages to any person or property directly or indirectly arising out of the operation of our business.

         9.3 TAXES. We will not be liable for any sales, service, use, excise, income, gross receipts, property, payroll or other taxes levied against you or your assets or against us in connection with the business you conduct or any payments you make to us pursuant to this Agreement or any other agreement (except for our own income taxes and any taxes we are required by law to collect from you on purchases from us). Without limiting the provisions of this Section 9.3, you will NOT be liable for any sales, service, use, excise, income, gross receipts, property, payroll or other taxes levied against us or our assets, or otherwise in connection with our business, except for any taxes that may be imposed on the royalty and service fees or other amounts that you pay us under this Agreement.

         9.4      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY YOU: You must indemnify, defend and hold us, our affiliates and our and their shareholders, directors, officers, employees, agents and assignees (collectively, "INDEMNIFIED PARTIES") harmless against and reimburse the Indemnified Parties for all such obligations, damages, and taxes (as described in Sections 9.2 and/or 9.3 above) for which any of the Indemnified Parties are held liable and for all costs any of the Indemnified Parties reasonably incur in the defense of any such claim brought against any of the Indemnified Parties or in any such action in which any of the Indemnified Parties is named as a party, including but not limited to actual and consequential damages, reasonable attorneys', accountants', and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The Indemnified Parties have the right to defend any such claim against them. Your indemnification obligations described above will continue in full force and effect after the expiration or termination of this Agreement.

                  (b) INDEMNIFICATION BY US: We must indemnify, defend and hold you and your shareholders, directors, officers, employees, agents and assignees harmless against and reimburse them for all obligations, damages and taxes arising out of our operation of our business (Section
         9.2 and/or 9.3 above) for which any of them are held liable and for all costs they reasonably incur in the defense of any such claim brought against any of them or in any such action in which any of them is named as a party, including but not limited to actual and consequential damages, reasonable attorneys', accountants', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. You have the right to defend any such claim against you. Our indemnification obligations described above will continue in full force and effect after the expiration or termination of this Agreement.

10.      CONFIDENTIAL INFORMATION; EXCLUSIVE RELATIONSHIP.

         10.1 TYPES OF CONFIDENTIAL INFORMATION. We own certain confidential and proprietary information and trade secrets consisting of the following categories of information, methods, techniques, products, and knowledge developed or compiled by us:

                  (a) the System and the know-how related to its use;

                  (b) sources and design of equipment, forms, materials and supplies;

                  (c) advertising and promotional programs for LABOR WORLD/registered trademark/ Businesses;

                  (d) the Software and any other computer software we provide or recommend for use in LABOR WORLD/registered trademark/ Businesses;

                  (e) the selection, testing and training of managers and other employees for LABOR WORLD/registered trademark/ Businesses; and

                  (f) methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation, and franchising of LABOR WORLD/registered trademark/ Businesses.

         10.2 DISCLOSURE AND LIMITATIONS ON USE. We will disclose much of the above-described information to you, and will do so in furnishing the Manual to you and in providing training, guidance and assistance to you. In addition, in the course of the operation of your LABOR WORLD/registered trademark/ Business, you or your employees may develop ideas, concepts, methods, techniques or improvements ("IMPROVEMENTS") relating to your LABOR WORLD/registered trademark/ Business, which you agree to disclose to us. We may then use the Improvements in the operation of LABOR WORLD/registered trademark/ Businesses and authorize you and others to use them in the operation of LABOR WORLD/registered trademark/ Businesses. (Any such information disclosed to, or developed by, you will be referred to as "CONFIDENTIAL INFORMATION.")

         10.3 CONFIDENTIALITY OBLIGATIONS. You agree that your relationship with us does not vest in you any interest in the Confidential Information other than the right to use it in the development and operation of your LABOR WORLD/registered trademark/ Office, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information belongs to us, constitutes trade secrets belonging to us and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you:

                  (a) will not use the Confidential Information in any other business or capacity;

                  (b) will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement;

                  (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in tangible or intangible form, including, for example, the Manual; and

                  (d) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including, but not limited to, restrictions on disclosure to your employees and the use of nondisclosure and noncompetition agreements we may prescribe for employees or others who have access to the Confidential Information.

         10.4 EXCEPTIONS TO CONFIDENTIALITY. The restrictions on your disclosure and use of the Confidential Information will not apply to the following:

                  (a) disclosure or use of information, methods, or techniques which are generally known and used in the temporary personnel service industry (as long as the availability is not because of a disclosure by you), provided that you have first given us written notice of your intended disclosure and/or use; and

                  (b) disclosure of the Confidential Information in legal proceedings when you are legally required to disclose it, provided that you have first given us the opportunity to obtain an appropriate legal protective order or other assurance satisfactory to us that the information required to be disclosed will be treated confidentially.

         10.5 EXCLUSIVE RELATIONSHIP. You agree that we would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among LABOR WORLD/registered trademark/ Businesses if owners of franchised LABOR WORLD/registered trademark/ Businesses were permitted to hold interests in any Competitive Businesses as defined below. You also acknowledge that we have entered into this Agreement with you in part in consideration of and in reliance on your agreement to deal exclusively with us. Therefore, you agree as follows:

                  (a) NONCOMPETITION AND NONSOLICITATION: During the term of this Agreement, neither you, nor any member of your immediate family (and if a corporation or partnership is the Franchise Associate, neither their shareholders, officers, directors, partners nor any members of their immediate families) must:

                           (i) engage in a Competitive Business or perform services for a Competitive Business directly or indirectly, as a director, owner, proprietor, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise, except under a franchise agreement with us or our affiliates; and/or

                           (ii) have any direct or indirect interest, as a disclosed or beneficial owner, in a Competitive Business, except under franchise agreements with us or our affiliates; and/or

                           (iii) have any direct or indirect interest, as a disclosed or beneficial owner, in any entity which is granted or is granting franchises or licenses to others to operate any Competitive Business, except LABOR WORLD/registered trademark/ Businesses under franchise agreements with us or our affiliates; and/or

                           (iv) recruit or hire any employee of ours or our affiliates or our franchisees without our prior written consent and/or that of the other franchisee; and/or

                           (v) directly or indirectly, on behalf of yourself or any other person, or as an employee, proprietor, owner, consultant, agent, contractor, employer, affiliate, partner, officer, director or associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away, or interfere with any of the business, customers, clients, contractors, trade or patronage of ours, our affiliates or our franchisees as such may exist throughout the term of this Agreement.

                  (b) EXCLUSIVITY: You (and if a corporation or partnership is the Franchise Associate, their shareholders, officers, directors, partners) must not, directly or indirectly, on behalf of yourself or any other person, or as an employee, proprietor, owner, consultant, agent, contractor, employer, affiliate, partner, officer, director or associate, or stockholder of any other person or entity, or in any other capacity, engage in or conduct any other business if you have any significant operational or management responsibility or obligation regarding such business, other than LABOR WORLD/registered trademark/ Businesses operated under franchise agreements with us or our affiliates, unless your LABOR WORLD/registered trademark/ Business is managed by a manager, approved by us, that has satisfactorily completed our training programs or who can otherwise demonstrate proficiency in the System. This provision must not be deemed to prohibit passive investments in other businesses. However, interest in business in which your capacity is either a director, officer or majority stockholder (or any combination thereof) must be deemed NOT to be a passive investment, and must be considered a breach of these provisions of this Agreement.

                  (c) COMPETITIVE BUSINESS: The term "COMPETITIVE BUSINESS" as used in this Agreement means any business operating, or granting franchises or licenses to others to operate, any temporary personnel business, or any other business that provides the same or similar services as are customarily offered by LABOR WORLD/registered trademark/ Businesses.

                  (d) PUBLIC COMPANIES: We do not prohibit your ownership of the issued and outstanding shares of any class of stock of (i) a publicly traded company that does not also constitute a Competitive Business; or
         (ii) our capital stock.

11.      FEES AND ROYALTIES.

         11.1 INITIAL FRANCHISE FEE. When you sign this Agreement, you must pay us a non-recurring initial franchise fee of $22,000. Your Exclusive Area will be determined as of the Agreement Date. Our initial franchise fee is reduced in half for existing LABOR WORLD/registered trademark/ Franchise Associates. The population figures used to determine the scope of the Exclusive Area will be those listed in the most current edition of The Business Control Atlas published by American Map Corporation.

         11.2 REFUNDABILITY. The initial franchise fee is fully earned by us when paid. The initial franchise fee is refundable, only in accordance with the provisions of Section 5.1(d) of this Agreement.

         11.3 COMPUTER SYSTEM AND INTERIOR SIGNAGE. You must purchase the Computer System and certain interior signage. The interior signage you purchase must be approved by the Franchise Advisory Board (in accordance with the procedures described in Section 3.6 of this Agreement). The purchase price for the Computer System is $29,800 and the purchase price for the interior signage is $215. The purchase price for both must be paid on the Agreement Date along with the initial franchise fee. If you open an additional office within the Exclusive Area (with our consent) you must purchase another Computer System and the interior signage at the prices we are then charging.

         11.4 ROYALTY AND SERVICE FEES. You agree to pay us continuing monthly royalty and service fees based on Gross Profits of your LABOR WORLD/registered trademark/ Business during the term of this Agreement. The amount of the monthly royalty and service fees is the sum of $625/month plus 18% of your Gross Profits. You must pay us on or before the 15th day of each month.

         11.5 INCENTIVE ROYALTY REDUCTION. If you are in full compliance with the provisions of this Agreement (and all other agreements with us), and have not been delinquent in any pay- ments due us during the year, as an incentive, we will:

                  (a) for a 6-month period following the opening of your LABOR WORLD/registered trademark/ Business, waive payment of the $625/month component of the royalty and service fee; and

                  (b) reduce the royalty and service fee paid on Gross Profits you earn to the sum of $625/month plus 10% of your Gross Profits in excess of the following cumulative Gross Profits goals from the Agreement Date for Exclusive Areas with the following industrial payroll levels (as of the Agreement Date):

      INDUSTRIAL PAYROLL DOLLARS(1)                 CUMULATIVE GROSS PROFITS
      -----------------------------                 ------------------------
            (IN MILLIONS)
             -----------

                 Up to $750                                $2,500,000

                750 - 1,500                                $2,750,000

               1,500 - 2,250                               $3,000,000

               2,250 - 3,000                               $3,250,000

               3,000 - 3,750                               $3,500,000

               3,750 - 4,500                               $3,750,000

      each additional $750 or fraction                     + $250,000



                  (c) if you acquire franchises for additional LABOR WORLD/registered trademark/ Businesses, reduce the royalty and service fee for the additional franchises to the sum of $167/month plus 18% of cumulative Gross Profits from your other LABOR WORLD/registered trademark/ Businesses up to 1/2 of the cumulative Gross Profits based on the population of the Exclusive Area of the other LABOR WORLD/registered trademark/ Business(es) shown above and 10% of such cumulative Gross Profits over such amounts, on a cumulative basis.

         11.6 MINIMUM FEES. If you do not achieve the level of Gross Profits described in Section 2.2 and Exhibit "A" of this Agreement ("MINIMUM GROSS PROFITS"), in order to retain your Exclusive Area, you must pay to us within 15 days of our invoice, the difference between:

____________

1 Industrial Payroll Dollars are the dollars of manufacturing and wholesale distribution payroll for the year 1990 as listed in THE COMPLETE ECONOMIC AND DEMOGRAPHIC DATA SOURCE ("CEDDS"), Volumes 1 through 3, (C)Woods & Poole Economics, Inc., 1794 Columbia Road, NW, Washington, DC 20009.

                  (a) the royalty and service fees attributable to the Minimum Gross Profits; and

                  (b) the royalty and service fees you actually paid during the applicable time period.

         11.7 CPI ADJUSTMENTS. All fixed dollar amounts used in this Agreement (i.e., for Gross Profits, Gross Revenues, the fixed component of the royalty and service fee, reimbursements, transfer fees and expenses, but excluding Minimum Gross Profits) will be adjusted on January 1 of each year in proportion to the changes in the Consumer Price Index (U.S. Average, all items) maintained by the U.S. Department of Labor (or such equivalent index as may be adopted in the future) between January 1, 1995 and January of the then-current year. Each adjustment will be made effective on January 1 based on the January index, but the first adjustment will not be made until the second January following the Agreement Date (i.e., for an Agreement Date of July 1, 1995, the first adjustment would be effective as of January 1, 1997). We will notify you of the adjustments and you must pay us within 30 days of our invoice the amount of any difference between the royalty and service fees actually paid to us and the amount that should have been paid to us based on the adjustment due to changes in the Consumer Price Index. The CPI adjustments do not apply to Cumulative Gross Profits, as that figure is used for purposes of calculating royalty and service fees due. However, CPI adjustments will affect the following amounts:

                  (a) The fixed component of the royalty and service fee (but NOT the percentage component);

                  (b)      Reimbursements due to us;

                  (c)      Transfer fees and expenses; and

                  (d)      Successor fees and expenses.

Cumulative Gross Profits (for the purposes described in Section 11.6) and Minimum Gross Profits (for the purposes described in Section 11.7) will not be affected by any CPI adjustments.

         11.8     CERTAIN DEFINITIONS.

                  (a) GROSS REVENUES: The term "GROSS REVENUES" means all fees, charges or other consideration collected from the sale of products and services in, on, or from your LABOR WORLD/registered trademark/ Business, or through any other means that is in any way related to your LABOR WORLD/registered trademark/ Business, whether for cash, exchange or credit, including, without limitation, any other revenues in any way associated with or developed through the use of the Marks or the System, but not including any sales, use or service taxes, collected from customers and paid to the appropriate taxing authority.

                  (b) GROSS PROFITS: The term "GROSS PROFITS" means Gross Revenues, net of uncollectible accounts, less the following expenses actually paid or accrued by your LABOR WORLD/registered trademark/ Business for direct temporary labor gross payroll wages, workers' compensation premiums, payroll taxes, liability insurance, net non-taxable transportation costs, and any mandatory (by law) health care costs that apply to temporary workers. Such expenses will be based on the appropriate accounting classification under our standard Chart of Accounts.

         11.9 LATE PAYMENT PENALTIES. All royalty and service fees, amounts due for purchases by you from us, and any interest accrued thereon, and any other amounts which you owe us or our affiliates, are subject to a late payment fee of 5% of the amount due. The late payment fee is due immediately on any delinquent payments. By signing the Franchise Agreement, you acknowledge that the provision in this Agreement concerning late payment fees does not mean that we accept or condone late payments, nor does it indicate that we have any intention to extend credit to, or otherwise finance the operation of, your LABOR WORLD/registered trademark/ Business.

         11.10 INTEREST ON LATE PAYMENTS. All royalty and service fees, amounts due for purchases by you from us or our affiliates, and other amounts which you owe to us or our affiliates must bear interest after the due date at the highest applicable legal rate for open account business credit, not to exceed 1.5% per month. Charging interest does not constitute our agreement to accept late payments after they are due or a commitment by us to extend credit to, or otherwise finance the operation of, your LABOR WORLD/registered trademark/ Business. Your failure to pay all amounts owed to us or our affiliates when due constitutes grounds for termination of this Agreement.

         11.11 APPLICATION OF PAYMENTS. When we receive a payment from you, we may apply it as we see fit, in our sole discretion, to any past due indebtedness of yours to us or our affiliates, whether for royalty and service fees, purchases, interest, or for any other reason, regardless of how you may direct a particular payment to be applied.

         11.12 PAYMENT OFFSETS. We may set off from any amounts that we may owe you any amount that you owe to us for any reason whatsoever, including without limitation, royalty and service fees, late payment penalties and late payment interest, amounts owed to us for purchases or for any other reason. Thus, payments that we make to you may be reduced, in our discretion, by amounts that you owe to us from time to time. However, you do not have the right to offset payments owed to us for amounts purportedly due to you from us.

12.      OPERATION OF THE LABOR WORLD/registered trademark/ BUSINESS.

         12.1 IMPORTANCE OF UNIFORMITY. Every detail of your LABOR WORLD/registered trademark/ Business is important--not only to you, but to us and to our franchisees and affiliates--in order to:

                  (a) develop and maintain high and uniform operating standards;

                  (b) increase the demand for the programs, products and services sold by LABOR WORLD/registered trademark/ Businesses; and

                  (c) establish and maintain a reputation for operating uniform and high quality temporary personnel businesses.

Thus, a fundamental requirement of this Agreement is your adherence to our standards and policies, except for any differences we may otherwise approve from time to time.

         12.2 CONDITION AND APPEARANCE. You agree that:

                  (a) your LABOR WORLD/registered trademark/ Office will not be used, without our prior written approval, for any purpose other than the operation of a LABOR WORLD/registered trademark/ Business in compliance with this Agreement;

                  (b) you will maintain the condition and appearance of your LABOR WORLD/registered trademark/ Office, its equipment, furniture, furnishings and signs, in accordance with our standards and consistent with the image of a LABOR WORLD/registered trademark/ Business as an efficiently operated business offering high quality services, and efficient and courteous service.

                  (c) you will place or display at the LABOR WORLD/registered trademark/ Office (interior and exterior) only those signs, emblems, designs, artwork, lettering, logos, and display and advertising materials that we from time to time approve; and

                  (d) if at any time, in our reasonable judgment, the general state of repair, safety, appearance or cleanliness of the LABOR WORLD/registered trademark/ Office (including parking areas) or your LABOR WORLD/registered trademark/ Office's fixtures, equipment, furniture or signs do not meet our standards, we may notify you, specifying the action you need to take to correct the deficiency. If you do not initiate within 10 days after delivery of our notice, and then continue in good faith and with due diligence, a bona fide program to complete any required maintenance, repair, replacement or refurbishing, we may do it for you, and you must reimburse us on demand.

         12.3 APPROVED AND PROHIBITED ACTIVITIES. You agree that:

                  (a) your LABOR WORLD/registered trademark/ Business will offer, in the manner we prescribe, all services and products that we from time to time authorize for LABOR WORLD/registered trademark/ Businesses; and

                  (b) your LABOR WORLD/registered trademark/ Business will not offer or provide, at the LABOR WORLD/registered trademark/ Office or any other location, any products or services we have not approved for LABOR WORLD/registered trademark/ Businesses.

We have the right to impose conditions including successful completion of additional training, which all franchisees, including you, must fulfill in order to offer new programs. Such authorization and conditions will, in our sole discretion, depend and be based on such factors as the facilities and equipment of your LABOR WORLD/registered trademark/ Business, your qualifications and experience and those of your employees and other considerations we deem relevant.

         We may conduct research and testing to determine the feasibility of new programs, market trends, and the marketability of new programs. You agree to cooperate and participate in our research and testing programs upon our request, by test marketing new programs at your LABOR WORLD/registered trademark/ Business and by providing us with timely reports and other relevant information regarding research and testing programs. In connection with test marketing of any new program, you agree to make reasonable efforts to sell any products and services comprising the new program.

         12.4 APPROVED PRODUCTS AND SUPPLIERS. The reputation and goodwill of LABOR WORLD/registered trademark/ Businesses are based on, and can be maintained only by, the sale of high quality products and services in an efficient, professional and appealing manner. We have developed standard contracts and forms and other materials for use by your LABOR WORLD/registered trademark/ Business. We have developed standards and specifications for other equipment, materials and supplies used in the marketing and furnishing of services and products authorized for sale by LABOR WORLD/registered trademark/ Businesses. We have approved and will continue periodically to approve suppliers of these products that meet our standards and requirements, including, without limitation, standards and requirements relating to product quality, prices, consistency, reliability, financial capability, labor relations and customer relations. You agree that your LABOR WORLD/registered trademark/ Business will purchase only those brands or types of equipment, materials, supplies and other products that we have approved as meeting our standards and specifications. You further agree that your LABOR WORLD/registered trademark/ Business will:

                           (i) purchase standard contracts and forms and other trademarked or copyrighted products or materials we develop only from us, our affiliates, or from a third party licensed or approved by us to sell those products or materials; and

                           (ii) purchase other products only from suppliers we have designated or approved.

         12.5 SYSTEM STANDARDS. You agree to comply with all System Standards, including, but not limited to, standards and procedures relating to:

                  (a) image, appearance and decor of your LABOR WORLD/registered trademark/ Office;

                  (b) notices, signs, marketing and advertising materials;

                  (c) type, brand, appearance, cleanliness, sanitation, safety and functioning of the LABOR WORLD/registered trademark/ Business and its fixtures, furnishings, furniture, equipment, decor and signs, including but not limited to computer hardware and software;

                  (d) appearance of employees and agents of the LABOR WORLD/registered trademark/ Business;

                  (e) use of standard forms and contracts;

                  (f) methods of dealing with customers and potential customers and the labor personnel;

                  (g) use of the Marks and use and protection of Confidential Information;

                  (h) preparation and retention of records;

                  (i) supervising your personnel to conform to our specifications, standards and procedures;

                  (j) risk management administration methods for dealing with workers' compensation and unemployment compensation;

                  (k) use of exterior and interior signs, posters, displays and standard formats; and

                  (l) hours and days during which your LABOR WORLD/registered trademark/ Business will be open for business.

         We will prescribe System Standards from time to time for LABOR WORLD/registered trademark/ Businesses in the Manual, or otherwise in writing. Such System Standards are incorporated into this Agreement. All references to "this Agreement" also refer to System Standards.

         12.6     COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.

                  (a) LEGAL COMPLIANCE: You agree to secure and maintain in force in your name all required licenses, permits, and certificates relating to the operation of your LABOR WORLD/registered trademark/ Business. You agree to operate your LABOR WORLD/registered trademark/ Business in full compliance with all applicable laws, ordinances, and regulations, including, without limitation, all government regulations relating to workers' compensation insurance, unemployment insurance, and withholding and payment of federal, state and local taxes. You agree to comply with all applicable laws and regulations related to the licensing of temporary personnel business, if any.

                  (b) ETHICAL STANDARDS: All advertising and promotional materials you use must be completely factual, in good taste (in our judgment), and must conform to the highest standards of ethical advertising. You agree that in all dealings with us, your customers, your suppliers, other providers in the temporary personnel agency or related industries and with public officials, you will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. You further agree to refrain from any business or advertising practice which may be harmful to our business and the goodwill associated with the Marks and other LABOR WORLD/registered trademark/ Businesses. You must notify us in writing within 5 days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental unit, which may adversely affect your operation or financial condition or that of your LABOR WORLD/registered trademark/ Business, or of any notice of violation of any law, ordinance, or regulation relating to health or safety.

         12.7 MANAGEMENT AND PERSONNEL. Your LABOR WORLD/registered trademark/ Business must be under your direct, full-time management (or, if you have received our prior written approval, under the direct, full-time management of a manager who has satisfactorily completed our training programs or whom can otherwise demonstrate proficiency in the System). Full-time means the expenditure of at least 35 hours per week, excluding vacation, sickness, etc. You agree to staff your LABOR WORLD/registered trademark/ Business with sufficient personnel to maintain the high quality, professional service we specify from time to time. You agree to hire all employees of your LABOR WORLD/registered trademark/ Business and to be exclusively responsible for the terms of their employment, their compensation, and for their proper training in the operation of your LABOR WORLD/registered trademark/ Business. You agree to establish at your LABOR WORLD/registered trademark/ Business a training program for all employees that meet our standards. You agree to require all employees to maintain a neat and clean appearance. You agree not to recruit, hire or engage, either directly or indirectly, any person who is then an employee of a LABOR WORLD/registered trademark/ Business operated by us, our affiliates or one of our franchise associates, unless you obtain advance written permission from the LABOR WORLD/registered trademark/ Business which previously employed, or was associated with, that person.

         12.8     INSURANCE.

                  (a) TYPES REQUIRED: During the term of this Agreement, you must maintain in force, at your sole expense and under policies of insurance issued by carriers approved by us:

                           (i) comprehensive, public and product liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of your LABOR WORLD/registered trademark/ Business or otherwise in conjunction with the conduct of business by you pursuant to this Agreement under one or more policies of insurance containing minimum liability coverage prescribed by us from time to time;

                           (ii) general casualty and property insurance including fire and extended coverage, vandalism and malicious mischief insurance with a full replacement value of your LABOR WORLD/registered trademark/ Business and the contents, covering such risks as are covered in the Standard Extended Coverage Endorsement;

                           (iii) motor vehicle insurance (including personal injury protection) for any motor vehicles operated by your LABOR WORLD/registered trademark/ Business and/or for non-owned vehicles;

                           (iv) all insurance required under the lease for your LABOR WORLD/registered trademark/ Office; and

                           (v)      workers' compensation.

                  (b) COVERAGE REQUIREMENTS: You must maintain the insurance coverages in the minimum amounts we prescribe from time to time in the Manual. We may periodically increase or decrease the amounts of coverage required under these insurance policies and require different or additional kinds of insurance at any time to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.

                  (c) POLICY TERMS: All insurance policies must:

                           (i) contain no provision which in any way limits or reduces coverage for us in the event of any claim by us or any of our affiliates, directors, officers or agents;

                           (ii)     extend to provide indemnity for all
                                    obligations assumed by you under this
                                    Agreement and all items for which you are required to indemnify us under the provisions of this Agreement or otherwise;

                           (iii)    name us as an additional insured;

                           (iv) contain a waiver of the insurance company's right of subrogation against us;

                           (v) provide that the coverage afforded applies separately to each insured against whom a claim is brought as though a separate policy had been issued to each insured;

                           (vi) provide that the insurance company will provide us with at least 30 days prior written notice of termination, expiration, cancellation or material modification of any such policy; and

                           (vii) provide that you cannot reduce the policy limits, restrict coverage, cancel or otherwise alter or amend the policies without our prior written consent.

                  (d) EVIDENCE OF COVERAGE: Before the expiration of the term of each insurance policy, you must furnish us with a copy of each new, renewal or replacement policy you have obtained to extend your coverage, along with evidence of the payment of the premium for each such policy. If you do not maintain the required insurance coverage, or do not furnish us with satisfactory evidence of your insurance coverage and the payment of the premiums for them, we may obtain, at our option and in addition to our other rights and remedies under this Agreement, any required insurance coverage on your behalf. If we do so, you agree to: (i) fully cooperate with us in our effort to obtain the insurance policies; (ii) promptly sign all forms or instruments required to obtain or maintain the insurance: (iii) allow any inspections of your LABOR WORLD/registered trademark/ Business which are required to obtain or maintain the insurance; and (iv) pay to us, on demand, any costs and premiums we incur or will incur. You also agree that if we obtain insurance coverage for you, we may utilize carriers and policies approved by us, including any Master General Liability Policy we authorize, even if we earn revenues or fees through such utilization. Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under Section 9.4 of this Agreement.

                  (e) WORKERS' COMPENSATION: Due to the special significance of workers' compensation insurance to your LABOR WORLD/registered trademark/ Business, you must segregate into a separate account a fund to pay your workers' compensation insurance premiums to ensure maintenance of your workers' compensation insurance, unless a payroll funding company segregates this account for you. The amount to be segregated into the fund will vary from time to time based on the payroll of your LABOR WORLD/registered trademark/ Business. We will notify you of the amount to be segregated into the fund from time to time. You must report to us the amount of the premiums charged for your workers' compensation insurance coverage, and all rate changes, due to audits or otherwise.

         12.9 PAYROLL FUNDING. At your option, you may utilize our services for payroll funding of the employees of your LABOR WORLD/registered trademark/ Business. Our payroll funding services are designed to handle payment of the wages, federal income withholding taxes, local taxes, unemployment compensation, workers' compensation premiums, and other deductions from payroll for you. We charge a fee for these services. The terms of providing the payroll funding services are described in our affiliate's standard payroll funding agreement.

         12.10 RISK MANAGEMENT SERVICES. At your option, you may utilize our services in providing risk management and claims administration of workers' compensation and unemployment compensation claims for your LABOR WORLD/registered trademark/ Business. You may also utilize our services for evaluating and contesting individual unemployment compensation claims. If you do so, you must pay us a service fee and sign our standard form of Risk Management and Unemployment Compensation Services Agreement. The terms of our provision of services and the payment of fees are governed by such agreement.

         12.11 CREDIT SERVICES. At your option, you may utilize the credit services that we provide to LABOR WORLD/registered trademark/ Businesses. We have developed, along with third parties, access to a database as well as certain formats, procedures and techniques, to provide LABOR WORLD/registered trademark/ Businesses with credit information regarding their customers and prospective customers. If you choose to obtain the credit services from us, you must pay us a service fee and sign our standard form of Credit Services Agreement. Our rendering of credit services to you and the payment of fees to us are governed by the terms of such agreement.

         12.12 ACCOUNTING SERVICES. At your option, you may utilize the accounting services that we provide to LABOR WORLD/registered trademark/ Businesses. The accounting services utilize our standard form of Chart of Accounts and reports generated by the use of accounting services will comply with our requirements for format and content of financial reports and statements. If you choose to obtain the accounting services from us, you must pay us a service fee and enter into our standard form of Accounting Services Agreement. Our rendering of accounting services to you and the payment of fees to us are governed by the terms of such agreement.

         12.13 LIABILITY AND WORKERS' COMPENSATION INSURANCE. We may periodically arrange for the issuance of a master general liability policy and a master workers' compensation policy to cover LABOR WORLD/registered trademark/ Businesses. If we do so, you may obtain such insurance at your option. We also may charge an administrative fee or otherwise be compensated for our services in obtaining such insurance. If we obtain such master insurance policies, you will be required to pay premiums for such insurance to us in advance. If you do not timely pay the premiums to us, it will be a breach of this Agreement and we may cancel your insurance coverage as well as terminate this Agreement in accordance with its terms.

         To be eligible for a master workers' compensation policy, you must: (i) meet the underwriting qualifications; (ii) follow, in our opinion, "best practices" in regard to job site evaluation and risk management procedure; (iii) lease your temporary employees from our affiliate under its Client Services Agreement (a current copy of which is attached to our Offering Circular as Exhibit "I"); and (iv) meet such other conditions as we consider necessary or desirable. We are not obligated to allow you to initially participate or continue to participate in our master workers' compensation policy if, in our sole opinion, you do not meet, or continue to meet, our requirements.

         12.14 OPTIONAL SERVICES. As long as we offer various services and you meet the conditions we prescribe, we will provide them to you in accordance with the service agreements. Nevertheless, we are not obligated to continue to furnish optional services indefinitely and may discontinue them at any time (subject to contract).

13.      ADVERTISING AND PROMOTION.

         13.1 PRE-OPENING PROMOTION. You must spend, within 60 days after the opening of your LABOR WORLD/registered trademark/ Business, an amount not less than $2,500, for local promotion of the opening of your LABOR WORLD/registered trademark/ Business in accordance with an opening marketing plan approved by us. This amount is not reimbursable under Section 13.2 below.

         13.2 LOCAL ADVERTISING AND PROMOTION. You should conduct local advertising and promotion. Prior to their use, you must submit samples of all local advertising and promotional materials, not prepared or previously approved by us, for approval. If you do not receive written approval from us within 15 days from the date of our receipt of the materials, we will be deemed to have given the required approval. You must not use any advertising or promotional materials that we have disapproved. If you are in compliance with this Agreement, we will reimburse you for 50% of your actual verified direct costs of approved eligible advertising expenditures, up to a maximum of .5% of your Gross Profit during any calendar year. We will publish from time to time a list of approved expenditures eligible for reimbursement. To obtain reimbursement, you must submit your reimbursement request on such forms and with such verification as we direct from time to time no later than January 31 for the advertising expenditures of the immediately preceding calendar year. Reimbursement requests received by us after that time will not be honored. We will pay the proper reimbursement to you no later than 30 days after we have approved the reimbursements.

         13.3 ASSOCIATION PARTICIPATION AND CONTRIBUTIONS. If an association of LABOR WORLD/registered trademark/ Franchise Associates is established in a geographic area in which your LABOR WORLD/registered trademark/ Business is located (the "ASSOCIATION"), you must join and actively participate in it. You also must contribute to the Association such amounts as are determined from time to time by the Association. We will not set the amount of those contributions. The Association will adopt its own rules, regulations and procedures, which you must follow. Your failure to timely contribute the amounts required by the Association constitutes a material breach of the provisions of this Agreement. We may offset against any amounts we owe to you the amount of your Association contributions and pay such contributions for you.

         13.4 TELEPHONE DIRECTORY ADVERTISEMENTS. At your expense, you must obtain your telephone number and list and advertise your LABOR WORLD/registered trademark/ Business in the principal regular (white pages telephone directory) and the classified (yellow pages) telephone directories distributed in your metropolitan area, in such directory categories as we specify, utilizing our standard forms of listing and classified directory advertisements. You must place your classified directory advertisements and listings together with other LABOR WORLD/registered trademark/ Businesses operating within the distribution area of the directories. If a joint listing is obtained, the cost of the advertisements and listings will be apportioned among all LABOR WORLD/registered trademark/ Businesses placed together.



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



14.      ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.

         14.1 ACCOUNTING RECORDS. During the term of this Agreement, you must establish and maintain record keeping and accounting systems conforming to the requirements prescribed by us from time to time. You must prepare and preserve for 2 years from the dates of their preparation (and for such other time period as required by law), full, complete and accurate books, records and accounts prepared pursuant to our approved method of accounting, including, but not limited to, invoices, cash receipts, service contracts, disbursement records, accounts payable, general ledgers, itemized bank deposit slips and statements, and copies of sales and service tax returns and state and federal payroll and income tax returns reflecting the operation of your LABOR WORLD/registered trademark/ Business.

         14.2 REPORTS. You must furnish to us the following reports utilizing the forms, chart of accounts and standards we have developed for such purpose:

                  (a) statements of Gross Profits of your LABOR WORLD/registered trademark/ Business for the preceding week due on Tuesday of each week by electronic "download" along with such other information available through your use of the Computer System as we may request. The following items must only be sent to us as we require (by notice to you) from time to time: copies of deposit slips, updated accounts receivable aging schedules, invoice registers, copies of bank statements and the like;

                  (b) concurrently with the payment of the royalty and service fees a monthly and year-to-date profit and loss statement and accounts receivable report of your LABOR WORLD/registered trademark/ Business as of the end of such month including copies of bank statements;

                  (c) within 90 days after the end of each fiscal year, an annual profit and loss statement for such fiscal year for your LABOR WORLD/registered trademark/ Business and a balance sheet for your LABOR WORLD/registered trademark/ Business as of the end of such fiscal year. We may require that the annual financial statements be audited by an independent certified public accountant. If we require you to provide us with annual financial statements audited by an independent certified public accountant, we will pay for the cost of the audit and we will be entitled to select the independent certified public accountant. However, if the audit reveals an understatement of Gross Profits for such fiscal year of 3% or more, then you must immediately reimburse our audit costs as well as pay us any other amounts you owe us due to the shortfall; and

                  (d) immediately upon their occurrence, you must report to us all accidents. You must provide to us all information regarding workers' compensation losses (including "loss runs") and status reports from the insurance carrier regarding the progress of workers' compensation claims and cases on a quarterly basis. The risk management reports must be on forms that we prescribe from time to time and contain all of the information required.

         You must furnish to us such other periodic reports as are prescribed by us and such other information and supporting records as we may from time to time prescribe. All such reports, financial statements and information must be on forms prescribed or approved by us, fully and accurately completed and must be verified and signed by you, unless prepared through use of our accounting services. We have the right to obtain information, relating to all reports made to or due us, from our computer links with your LABOR WORLD/registered trademark/ Business. If we are denied access to your Computer System to retrieve any information relating to the reports due us so that we do not have such information by the date it is due, you will be deemed delinquent in providing us with such reports and you will be in material breach of this Agreement.

         14.3 RISK MANAGEMENT REPORTS. In order to enable us to assist you with the administration of risk management of workers' compensation and unemployment compensation matters, you must report to us all accidents and employment terminations immediately upon their occurrence. You must provide to us all information regarding workers' compensation losses (including "loss runs") and status reports from the insurance carrier regarding the progress of the workers' compensation claims and cases. The risk management reports must be on forms that we prescribe from time to time and contain all of the information required.

         14.4 RETURNS AND FINANCIAL RECORDS. You must maintain readily available for our inspection, and must furnish to us, within 15 days of filing, exact copies of any state and local sales and service tax returns and federal and state payroll and income tax returns filed by you that reflect the operation of your LABOR WORLD/registered trademark/ Business. You must furnish to us, and to those designated by us, for inspection or audit, such forms, reports, records, financial statements, sales and income tax returns and other information as we may require. You must make such financial records and other information available at our principal office or such other locations as we request and must provide us and our designees with full and free access to such records and information at your LABOR WORLD/registered trademark/ Office during regular business hours. We and our designee must have the right to make extracts from, and copies of, all such records and information.

15.      INSPECTIONS AND AUDITS.

         15.1 OUR RIGHT TO INSPECT. To determine whether you and your LABOR WORLD/registered trademark/ Business are complying with this Agreement and with the standards and operating procedures we prescribe for the operation of LABOR WORLD/registered trademark/ Businesses, we or our agents have the right, at any reasonable time and without advance notice to you, to:

                  (a) inspect the LABOR WORLD/registered trademark/ Office;

                  (b) observe the operations of your LABOR WORLD/registered trademark/ Business for such consecutive or intermittent periods as we deem necessary;

                  (c) interview personnel of your LABOR WORLD/registered trademark/ Business (including temporary and your full-time employees);

                  (d) interview present and former customers of your LABOR WORLD/registered trademark/ Business; and

                  (e) inspect and copy any books, records and documents relating to the operation of your LABOR WORLD/registered trademark/ Business.

You must cooperate fully with us in connection with any of these inspections, observations and interviews.

         15.2 OUR RIGHT TO AUDIT. We have the right at any time during business hours, and without advance notice to you, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales, payroll and income tax records and returns and other records of your LABOR WORLD/registered trademark/ Business (and the books and records of any corporation or partnership which is the franchisee under this Agreement).

                  (a) COOPERATION: You agree to fully cooperate with our representatives and any independent accountants we may hire to conduct any inspection or audit. If any inspection or audit discloses an understatement of the Gross Profits of your LABOR WORLD/registered trademark/ Business, you agree to pay us, within 15 days after delivery of the inspection or audit report, the royalty and service fees, plus interest and late payment fees due on the amount of the understatement from the date originally due until the date of payment.

                  (b) REIMBURSEMENTS: Further, if the inspection or audit is made necessary by your failure to timely pay amounts due us, furnish the reports, supporting records, other information, or financial statements required by this Agreement, or to furnish those reports, records, information, or financial statements on a timely basis, or if an understatement of Gross Profits for any 3 consecutive periods is determined by an audit or inspection to be greater than 3%, you must:

                           (i) reimburse us for the cost of such inspection or
                  audit (including, but not limited to, the charges of attorneys and any independent accountants, and the travel expenses, room and board and applicable per diem charges for our employees and agents); and

                           (ii) at our request, have the annual financial
                  statements for the LABOR WORLD/registered trademark/ Business audited or reviewed by an independent certified public accountant, and provide such audited statements to us within 60 days after the end of your fiscal year.

The above remedies are in addition to all our other remedies and rights under this Agreement or under applicable law.



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



16.      OWNERSHIP AND TRANSFER REQUIREMENTS.

         16.1 TRANSFER BY US. This Agreement is fully transferable by us and will inure to the benefit of any person or entity to whom we transfer it, or to any other legal successor to our interest in this Agreement. However, we will not assign or transfer this Agreement unless the Assignee provides us with assurances, satisfactory to us, of its assumption of all of our obligations hereunder and provides us with evidence, satisfactory to us, of its ability to do so.

         16.2 TRANSFER BY YOU. You understand and acknowledge that the rights and duties created by this Agreement are personal to you and that we have entered into this Agreement in reliance on your character, skill, aptitude, attitude, business ability, and financial capacity (and if you are a corporation or partnership, on these qualities of your owners). Therefore, except as provided with respect to assignment to a controlled corporation in Section 16.5, below, neither this Agreement (or any interest in it), your LABOR WORLD/registered trademark/ Business (or any interest in it), nor any part or all of the ownership of the Franchise Associate may be transferred without our prior written approval, and any such transfer without our approval constitutes a breach of this Agreement, and will convey no rights to, or interests in, this Agreement, the LABOR WORLD/registered trademark/ Business or the Franchise Associate.

         As used in this Agreement, the term "TRANSFER" means and includes the voluntary, involuntary, direct or indirect assignment, sale, or other transfer of: (a) any interest in this Agreement; (b) any part or all of the ownership of the Franchise Associate; or (c) your LABOR WORLD/registered trademark/ Business or any interest in it. An assignment, sale, or other transfer includes:

                           (i) the transfer of ownership of capital stock or partnership interests in the Franchise Associate;

                           (ii) the merger or consolidation, or issuance of additional securities representing an ownership interest in the Franchise Associate;

                           (iii) the sale of common stock of the Franchise Associate sold pursuant to a private placement or registered public offering;

                           (iv) the transfer of interest in the Franchise Associate or your LABOR WORLD/registered trademark/ Business in a divorce proceeding or otherwise by operation of law; or

                           (v) the transfer of an interest in the Franchise Associate or your LABOR WORLD/registered trademark/ Business in the event of the death of the Franchise Associate or an owner of the Franchise Associate by will, declaration of or transfer in trust, or under the laws of intestate succession.

         16.3 CONDITIONS FOR APPROVAL OF TRANSFER. If you are in full compliance with this Agreement, we will not unreasonably withhold our approval of a transfer that meets all the applicable requirements of this Section. The proposed transferee or its owner(s) must be of good moral character and otherwise meet our then-applicable standards for franchisees. A transfer of ownership in your LABOR WORLD/registered trademark/ Business may only be made in conjunction with a transfer of this Agreement. If the transfer is of a controlling interest in the Franchise Associate, or is one of a series of transfers which in the aggregate constitute the transfer of a controlling interest in the Franchise Associate, all of the following conditions must be met prior to, or concurrently with, the effective date of the transfer:

                  (a) the transferee must have sufficient business experience, aptitude, and financial resources to operate a LABOR WORLD/registered trademark/ Business;

                  (b) all your obligations incurred in connection with this Agreement must be assumed by the transferee;

                  (c) you must pay such royalty fees and any other amounts owed to us or our affiliates which are then due and unpaid and all debts to third parties arising out of the operation of your LABOR
         WORLD/registered trademark/ Business must be satisfied or assumed by the transferee;

                  (d) the transferee and/or its manager must have satisfactorily completed our training program;

                  (e) to the extent such consents are required by the terms of the lease(s) for the LABOR WORLD/registered trademark/ Office, the lessor(s) of the LABOR WORLD/registered trademark/ Office must have consented to the assignment or sublease of the LABOR WORLD/registered trademark/ Office to the transferee;

                  (f) the transferee must agree and enter into our then current form of franchise agreement (and will be deemed to have earned the transferor's cumulative Gross Profits for purposes of determining the applicable royalty and service fee, except that if the transferor earned Gross Profits greater than $1,500,000, the amount will be deemed to be equal to $1,500,000);

                  (g) you or the transferee must pay us an amount equal to 25% of our then-current initial franchise fee for your Exclusive Areas, plus any direct out-of-pocket expenses we incur for legal and administrative expenses related to the transfer (such expense will not exceed $5,000 (subject to CPI adjustment));

                  (h) the Franchise Associate and its owners must execute a general release, in form satisfactory to us, of any and all claims against the Franchisor, its affiliates, and their officers, directors, employees, and agents;

                  (i) we must approve the material terms and conditions of such transfer, (which approval will not be given if the price and terms of payment are so burdensome as to adversely affect the future operations of the LABOR WORLD/registered trademark/ Business by the transferee);

                  (j) the Franchise Associate and its transferring owners must execute a non-competition covenant in favor of us and the transferee, agreeing that for a period of not less than 2 years, commencing on the effective date of the transfer, to comply with the provisions of
         Section 18.5 of this Agreement;

                  (k) you and your owners must have entered into an agreement with us agreeing to subordinate to the transferee's obligations to us, (including, for example, any royalty and service fees) any obligations of such transferee to make installment payments of the purchase price to you and your owners; and

                  (l) if the transferee is a corporation (or other entity with limited liability for its owners), its principal owners must sign and deliver to us our standard form of Principal Owner's Guaranty.

         16.4 DEATH OR DISABILITY. If you (or any person owning a controlling interest in the Franchise Associate where the Franchise Associate is a corporation) dies or becomes permanently disabled, the executor, administrator, conservator, or other personal representative of that person must transfer that interest to a third party approved by us within a reasonable time (not to exceed 9 months), from the date of death or permanent disability. The transfer will be subject to all the terms and conditions for transfers under Section 16.3 of this Agreement, except that we will waive the transfer fee described in subsection 16.3(g) above if the transfer is made to an heir or family member. Failure to transfer in accordance with the provisions of this Section 16.4 or failure to comply with this Agreement after such death or disability and before such transfer will constitute a breach of this Agreement.

         16.5 TRANSFER TO AN AFFILIATE. This Agreement and the assets and liabilities of your LABOR WORLD/registered trademark/ Business may be assigned to an affiliate (corporation, partnership, etc.) that conducts no business other than your LABOR WORLD/registered trademark/ Business, so long as you actively manage the affiliate, you own and control 2/3rds of its voting securities (e.g., stock, partnership interest, etc.), and you sign and deliver to us our standard form of Principal Owner's Guaranty so that you personally guarantee the obligations of the transferee to us. The articles of incorporation, bylaws and other organizational documents of such entity must recite that the issuance and assignment of any ownership interest in the entity are restricted by the terms of this Agreement, and all issued and outstanding securities of such entity must bear a legend reciting or referring to the restrictions of this Agreement on the issuance and transfer of such securities. As a condition of our approval of the issuance or transfer of securities in such entity to any person other than you, we may require (in addition to the other requirements we have the right to impose) that such person sign our standard form of Principal Owner's Guaranty, agreeing to be bound jointly and severally by, to comply with, and to guaranty the performance of, all of your obligations under this Agreement.

         16.6 EFFECT OF CONSENT TO TRANSFER. Our consent to a proposed transfer of the Franchise or any interest in you or your LABOR WORLD/registered trademark/ Business pursuant to the provisions of this Section 16 will not constitute a waiver of any claims we may have against you, or your owners, nor will it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by any transferee.

         16.7 RIGHT OF FIRST REFUSAL. If you or your owners must at any time determine to sell or to transfer, for consideration, this Agreement, your LABOR WORLD/registered trademark/ Business (or an interest in it) or an ownership interest in the Franchise Associate, your owners must obtain a bona fide, executed written offer from a responsible and fully disclosed purchaser and must submit an exact copy of such offer to us. Such offer must completely set forth the purchase price, payment terms, terms of assumption of liabilities and all other material terms of the transfer (and include all exhibits and other information so that we may readily determine the foregoing). The purchase price includes any consulting, noncompetition or other compensation to be paid to you (or your principal owners) for services after the transfer. We will have the right, exercisable by written notice delivered to you or your owners within 45 days from the date of delivery of an exact copy of such offer to us (with all supporting documentation), to purchase your rights under this Agreement, your LABOR WORLD/registered trademark/ Business (or such interest in it), or such ownership interest in the Franchise Associate for the price and on the terms and conditions contained in such offer, provided that:

                  (a) we may substitute cash for any form of payment proposed in such offer;

                  (b) our credit will be deemed equal to the credit of any proposed purchaser; and

                  (c) we will have not less than 120 days to prepare for closing.

Provided, however, that we will not have the right of first refusal to acquire your LABOR WORLD/registered trademark/ Business at the time of any transfer if:

                  (a) the transfer is made due to your death or disability as described in Section 16.4 of this Agreement; and

                  (b) The transfer is to a family member, employee of your LABOR WORLD/registered trademark/ Business or other person who meets our qualifications for Franchise Associates, as they exist at the time of the transfer.

The 45 day period must not commence until you have delivered to us such documentation for us to fully evaluate the offer, including any exhibits or supporting schedules. If we do not exercise our right of first refusal, you or your owners may complete the sale to such purchaser pursuant to and on the terms of such offer, subject to our approval of the purchaser as provided in Sections 16.2 and 16.3, provided that if the sale to such purchaser is not completed within 120 days after delivery of such offer to us, or there is a material change in the terms of the sale, we must again have the right of first refusal herein provided.

         16.8 COMPLIANCE WITH LAWS. You agree that in connection with any proposed transfer of an interest in this Agreement, your LABOR WORLD/registered trademark/ Business or you, you will comply with any laws and regulations that apply to the transfer, including state and federal laws and regulations governing the offer and sale of franchises. You further agree to indemnify and hold us and our officers, directors, shareholders, and employees harmless against any and all claims arising and expense incurred (including attorneys' fees) directly or indirectly from, as a result of, or in connection with any alleged failure on your part to comply with any franchise law or other applicable law.

17.      TERMINATION OF THE FRANCHISE.

         17.1 TERMINATION BY YOU. If you have fully complied with your obligations under this Agreement and we materially breach this Agreement, you will have the right to terminate this Agreement if we do not cure such material breach within 30 days after we receive a written notice of default from you, unless the breach cannot reasonably be cured within 30 days, in which case you will have the right to terminate this Agreement if, after our receipt of a written notice of default from you, we do not promptly undertake and continue efforts to cure such material breach within a reasonable period of time, and furnish you reasonable proof of our efforts. To terminate this Agreement under this Section you must give us a separate written notice of termination, which will be effective 30 days after delivery of such notice to us.

         17.2 BUY-OUT TERMINATION. Commencing at the beginning of the first full calendar year following 5 full years of operating your LABOR WORLD/registered trademark/ Business under this Agreement, you may terminate this Agreement and we will waive the competitive restrictions imposed by Section 18.5, on the following conditions:

                  (a) you must send us written notice 6 months prior to the date of the proposed buy-out;

                  (b) you must pay us a buy-out price equal to 12% of the Gross Revenues of your LABOR WORLD/registered trademark/ Business during the immediately preceding 12 calendar months;

                  (c) the notice must include a cash deposit of 1/3rd of the amount due us for the buy-out, along with a promissory note for the balance on such forms as we prescribe and our standard form of mutual termination agreement utilized in this context;

                  (d) 50% of the balance of the buy-out amount must be paid on the actual date of termination, and the remainder must be paid in 12 equal monthly payments bearing interest at the annual rate of the prime rate charged by Citibank, N.A. plus 5% as of the date of the notice;

                  (e) interest on the note accrues from the date we receive your notice;

                  (f) if after sending us a notice to buy out this Agreement, you do not consummate the transaction, we may either:

                           (i) retain 50% of the deposit paid with your notice as liquidated damages and keep this Agreement in force; or

                           (ii) purchase your LABOR WORLD/registered trademark/ Business on the terms described in Section 18.6, retain the deposit and return the promissory note.

Your option to terminate this Agreement through this buy-out procedure automatically ceases if we grant you a successor franchise as described in
Section 3 of this Agreement. Any buy-out option at that time will be governed by the terms of the successor franchise agreement. If you exercise and fully comply with the buy-out procedures described in this Section, we will waive the post-termination competitive restrictions described in Section 18.5 of this Agreement and our right to purchase your LABOR WORLD/registered trademark/ Business as described in Section 18.6. However, you will remain responsible for compliance with all of the other post-termination obligations described in
Section 18 or otherwise in this Agreement. If you (or one of your principal owners) owns or has a controlling interest in one or more additional LABOR WORLD/registered trademark/ Businesses, you may only exercise your right to buy out this Agreement if you (or such principal owner) also exercise such terminations rights with respect to all LABOR WORLD/registered trademark/ Businesses in which you or such principal owner hold equity interest.

         17.3 TERMINATION BY US. We may terminate this Agreement in accordance with the following provisions:

                  (a) WITH NOTICE: We may terminate this Agreement upon the occurrence of any of the following events and your failure to cure within the specified time period:

                           (i) You fail to pay when due any royalty and service fees or other payments due to us or our affiliates that you do not cure within 30 days after you have received written notice of default from us. To terminate the Franchise Agreement under this subsection, we must give you a separate written notice of termination, which will be effective 30 days after delivery of such notice to you; or

                           (ii) You submit 3 or more monthly reports or annual financial statements, income tax returns or other reports and records that understate by 3% or more, the Gross Profits of your LABOR WORLD/registered trademark/ Business or otherwise furnish to us information containing material misstatements or omissions to state information which makes the other information false or misleading. We may terminate if you do not cure such breach within 30 days after you have received a written notice of default from us, unless the breach cannot reasonably be cured within 30 days, in which case we will have the right to terminate this Agreement if you do not promptly undertake and continue efforts to cure such material breach within a reasonable period of time, and furnish us with reasonable proof of your efforts. To terminate this Agreement under this subsection, we must give you a separate written notice of termination, which will be effective 30 days after delivery of such notice to you; or

                           (iii) You experience a cancellation of, or fail to renew or extend the lease or sublease for, or otherwise fail to maintain possession of the LABOR WORLD/registered trademark/Office and fail to secure a suitable alternative location approved by us. We must give you 15 days written notice and also notify the Grievance Committee of the Franchise Advisory Board. The Grievance Committee will then have 15 calendar days from our notice to them to advise us if they agree or disagree regarding cause for termination. If the Grievance Committee (in good faith) determines that there is not cause for termination, we will not proceed with termination of your Franchise Agreement. However, if the Grievance Committee agrees that there is cause for termination, we will notify you and you will have 30 days to cure the default. If you do not cure the default within such 30 day period, we will have the right to terminate the Franchise Agreement. To terminate the Franchise Agreement we will then give you a separate written notice of termination, which will be effective immediately; or

                           (iv) You fail to submit when due reports or other data, information, supporting records, tax returns or financial statements, or otherwise fail to comply with this Agreement or any other agreement between you and us or our affiliates. We must give you 15 days written notice and also notify the Grievance Committee of the Franchise Advisory Board (utilizing the same procedures as described in subsection 17.3(a)(iii); or

                           (v) You repeatedly fail to conform or adhere to any one or more of our standards, specifications and procedures for the operation of a LABOR WORLD/registered trademark/ Business. We must give you 15 days written notice and also notify the Grievance Committee of the Franchise



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



                                    Advisory Board (utilizing the same
                                    procedures as described in subsection
                                    17.3(a)(iii); or

                           (vi) You fail to comply with any other provision of this Agreement or any mandatory specification, standard, or operating procedure we prescribe and do not: (i) correct any failure within 30 days after written notice of the failure to comply is delivered to you or (ii) if the failure cannot reasonably be corrected within 30 days after notice, undertake within 10 days after notice, and continue, efforts to bring your LABOR WORLD/registered trademark/Business into full compliance (in this case, you must furnish proof acceptable to us, whenever we request it, of your efforts and the date of their expected completion). We must give you 15 days written notice and also notify the Grievance Committee of the Franchise Advisory Board (utilizing the same procedures as described in subsection 17.3(a)(iii).

         If you have utilized your best efforts to comply with all of the insurance coverage requirements of Section 12.8 of this Agreement, and you provide us with proof satisfactory to us that you have done so, we will not terminate this Agreement, if you are unable to obtain insurance that complies with the provisions of subsection 12.8(c)(ii)-(vii). However, you must continue efforts to obtain insurance that complies with all requirements of Section 12.8 at any time we notify you.

         We may also terminate this Agreement on delivery of written notice to you, if you do not complete to our satisfaction, or if you fail to attend, without good cause in our judgment, any mandatory training program or LABOR WORLD/registered trademark/ conference, as required by Section 5.5.

                  (b) WITHOUT NOTICE: We may terminate this Agreement without further action by us or notice to you, if you:

                           (i) make an unauthorized direct or indirect assignment of this Agreement or an ownership interest in the Franchise Associate or fail or refuse to assign this Agreement or the interest in the Franchise Associate of a deceased or disabled controlling owner thereof as required by this Agreement; or

                           (ii) abandon, surrender or transfer control of the operation of your LABOR WORLD/registered trademark/ Business without our advance written approval or otherwise fail to continuously and actively operate your LABOR WORLD/registered trademark/ Business for a period of 5 or more consecutive days; or

                           (iii) have made any material misrepresentation or omission in applying for the Franchise; or

                           (iv) file a voluntary or involuntary petition in bankruptcy or have a petition in bankruptcy filed against you or you otherwise make an assignment for the benefit of creditors or experience any act of insolvency or enter into any proceedings for the benefit of creditors; or

                           (v) are convicted by a trial court of or plead no contest to a felony, or other crime or offense that is likely to adversely affect your reputation, our reputation, or the reputation of your LABOR WORLD/registered trademark/ Business or any other LABOR WORLD/registered trademark/ Business office; or

                           (vi) fail to deliver to us when due any required reports of the operation, or of the Gross Profits, of your LABOR WORLD/registered trademark/ Business, or fail to make payment of any amounts due to us or our affiliates for royalty and service fees, purchases, or any other payments due us or our affiliates, on 3 or more separate occasions, within a 12 month period, after we have notified you of such a default; or

                           (vii) make any unauthorized use, duplication or disclosure of any Confidential Information, the Marks, or the Manual; or

                           (viii) 9 months after death, or appointment of a committee guardian of the person or estate of Franchisee, if Franchisee is an individual; 9 months after the death, insanity, or appointment of a committee or guardian of the person or estate of the principal shareholder, if you are a corporation; provided, however, this Agreement must not terminate if, within said 9 month period, it is assigned in accordance with the provisions.

18.      RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

         18.1 PAYMENT OF AMOUNTS OWED TO US. You agree to pay us within 7 days after the effective date of termination or expiration of this Agreement, or any later date that the amounts due to us are determined, any royalty and service fees, amounts owed for your purchases from us or our affiliates, amounts due us under any promissory notes with us, interest due on any of the above, and all other amounts owed to us or our affiliates which are then unpaid. In addition, you must pay all suppliers all amounts owed to them as of the date of termination.

         18.2 MARKS. You agree that no later than 7 days after the termination or expiration of this Agreement you must:

                  (a) not directly or indirectly at any time identify yourself or any business with which you are associated as a current or former LABOR WORLD/registered trademark/ Business or franchisee;

                  (b) not use any Mark or any colorable imitation of any Mark in any manner or for any purpose, or use for any purpose any trademark or other commercial symbol that suggests or indicates an association with us;

                  (c) return to us, remove the Marks from, or destroy (whichever we specify) all forms and materials containing any Mark or otherwise relating to a LABOR WORLD/registered trademark/ Business office;

                  (d) take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark;

                  (e) cease all use of the Software and the Manuals and disconnect from the Network (all rights to use the Software automatically revert back to us)

                  (f) deliver to us all materials we have furnished you pertaining to the Software or the Network (including all disks, copies and Manuals);

                  (g) furnish to us, within 30 days after the effective date of termination or expiration, evidence satisfactory to us of your compliance with the above obligations; and

                  (h) comply with all of the post-termination obligations of any other agreements you have with us or our affiliates that also terminate or expire when this Agreement is terminated.

         18.3 DE-IDENTIFICATION. If you retain possession of the LABOR WORLD/registered trademark/ Office after the termination or expiration of this Agreement, you must completely remove or modify, at your sole expense, any part of the interior and exterior decor as may be necessary in our judgment to disassociate the LABOR WORLD/registered trademark/ Office from the image of LABOR WORLD/registered trademark/ Businesses, including but not limited to removal of all signs and graphic materials authorized by us for use at your LABOR WORLD/registered trademark/ Office. If you do not take the actions we request within 30 days after notice from us, we have the right to enter the LABOR WORLD/registered trademark/ Office and make the required changes at your expense, and you agree to reimburse us for those expenses on demand.

         18.4 CONFIDENTIAL INFORMATION. You agree that on termination or expiration of this Agreement you will immediately cease to use any of the Confidential Information, and will not use it in any business or for any other purpose. You further agree to immediately return to us your copy of the Manual and any other materials containing any of the Confidential Information which we have loaned or otherwise provided to you.

         18.5 POST-TERM COMPETITIVE RESTRICTIONS. In the event of transfer, termination or expiration of this Agreement in accordance with its terms, you (and each shareholder or partner of any corporation or partnership that is the Franchise Associate) agree that for a period of two years after the effective date of termination or expiration, or the date on which you stop operating your LABOR WORLD/registered trademark/ Business, whichever is later, neither you, nor any member of your immediate family, nor any such shareholder or partner will:

                  (a) engage in a Competitive Business or perform services of, directly or indirectly, on behalf of yourself or any other person or as an employee, proprietor, owner, partner, agent, contractor, employer, consultant, affiliate, or as a director, officer or associate or as a stockholder of any person or entity within an area that is within a 25 mile radius of the LABOR WORLD/registered trademark/ Office or of any other LABOR WORLD/registered trademark/ Business whether owned by us, our affiliates or any of our franchise associates; and/or

                  (b) have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the area described in subsection 18.5(a) above, except in accordance with other franchise agreements with us; and/or

                  (c) perform services as a director, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business, except other LABOR WORLD/registered trademark/ Businesses operated under franchise agreements with us; and/or

                  (d) have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business, except other LABOR WORLD/registered trademark/ Businesses operating under franchise agreements with us; and/or

                  (e) recruit or hire any employee of ours, our affiliates or our franchise associates without our prior written consent and/or that of the other franchise associate or affiliate; and/or

                  (f) directly or indirectly, on behalf of yourself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director or associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away, or interfere with any of the business, customers, clients, contractors, trade or patronage of ours, our affiliates or any of our franchise associates as such may exist during the term of this Agreement or afterwards.

Notwithstanding the foregoing, the ownership of other LABOR WORLD/registered trademark/ Business offices under agreements with us and the aggregate ownership of 2% or less of the issued and outstanding shares of any class of stock of a publicly traded company by the persons to whom this

Section 18.5 applies is not prohibited by this Section. The time period during which the post-term covenant not to compete described in this Section 18.5 of this Agreement regarding refraining from any of the activities listed in Section
18.5 above, must be extended by any length of time in which you or any of your affiliates, successors or assigns or any other party described above are in breach of any provision of this Agreement (including the limitations of this Section). The provisions of this Section must continue in full force and effect through the duration of the extended time period.

         18.6 OUR RIGHT TO PURCHASE THE LABOR WORLD/registered trademark/ BUSINESS. Upon expiration of the term of this Agreement, if you are given the right to renew the Franchise and decline to do so, or if we terminate this Agreement in accordance with the terms of this Agreement, or if you terminate this Agreement without grounds to do so, or if this Agreement terminates for any reason whatsoever, we or our designee have the option, exercisable by giving written notice thereof within 30 days from the date of such expiration or termination, to purchase from you all the assets of the LABOR WORLD/registered trademark/ Business and to assume your rights and obligations under the lease for the LABOR WORLD/registered trademark/ Office.

                  (a) INCLUDED ASSETS: Assets include, without limitation, leasehold improvements, equipment, furniture, furnishings, signs; and must exclude intangible assets such as goodwill, any unamortized portion of the initial franchise fee, cash and short-term investments. If we exercise our option, you must assign to us the lease for the LABOR WORLD/registered trademark/ Office (or, if an assignment is prohibited, a sublease for the full remaining term and on the same terms and conditions as your lease). We or our designee will be entitled to all customary warranties and representations in connection with our asset purchase, including without limitation, representations and warranties as to ownership, condition and title to assets, liens and encumbrances on the assets, validity of contracts and agreements, and liabilities inuring to us or affecting the assets, contingent or otherwise.

                  (b) LEASE OF LABOR WORLD/registered trademark/ OFFICE: If you own the LABOR WORLD/registered trademark/ Office, you must grant to us or our designee a standard commercial lease for a term of 10 years, at a rental rate of the lesser of the amount charged as rental expense for federal income tax purposes or the prevailing market rate for similarly situated and similar quality real estate within the Exclusive Area; plus all costs incurred by you in connection with the payment of real estate taxes, insurance and assessments for the office. We will have the unrestricted right to assign this option to purchase.

                  (c) PURCHASE PRICE: The purchase price for the assets of the LABOR WORLD/registered trademark/ Business will be the Book Value (as defined below).

                  (d) BOOK VALUE DEFINITION: "BOOK VALUE" means the net book value of the tangible assets of the LABOR WORLD/registered trademark/ Business as disclosed by the balance sheet of the last four-week statement of the LABOR WORLD/registered trademark/ Business required to have been submitted to us pursuant to this Agreement prior to such termination or expiration, provided, that:

                           (i) each depreciable asset must be valued as if it has been depreciated on a "straight-line" basis from the date of its acquisition over its useful life without provision for salvage value; and

                           (ii) we may exclude from the assets purchased any fixtures, equipment, furniture, signs or supplies that have not been acquired in compliance with the provisions of this Agreement.

                  (e) METHODS OF PAYMENT: We will pay the purchase price in cash at the closing of the purchase. The closing will occur no later than 90 days after receipt by you of our notice to exercise the option to purchase. At the closing you must deliver to us instruments transferring to us or our assignee: (a) good and merchantable title to the assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us or our designee), with all sales and other transfer taxes paid by you; and (b) all licenses of the LABOR WORLD/registered trademark/ Business and/or permits which may be assigned or transferred. If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, the closing will be accomplished through an escrow. We will set off against and reduce the purchase price by any and all amounts owed by you to us, and the amount of any encumbrances or liens against the assets.

                  (f) INTERIM OPERATION: If we or our assignee exercise this option to purchase, pending the closing of such purchase, we will have the right to appoint a manager to maintain the operation of the LABOR WORLD/registered trademark/ Business. Alternatively, we may require you to close the LABOR WORLD/registered trademark/ Business during such time period without removing any assets from its premises. You must maintain in force all insurance policies required by Section 12.8 until the date of closing.

         18.7 CONTINUING OBLIGATIONS. All obligations under this Agreement (whether yours or ours) which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect after and notwithstanding its expiration or termination until they are satisfied in full or by their nature expire.

         18.8 COMPLIANCE WITH OTHER AGREEMENTS. You may enter into other agreements with us or our affiliates that may terminate or expire if this Agreement is terminated or expires. If so, you must comply with all of the post-termination provisions of such agreement immediately in accordance with their terms.

19.      ENFORCEMENT.

         19.1 SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS. Except as otherwise stated in this Agreement, each term of this Agreement, and any portion of any term, are severable. The remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting your competitive activities is deemed unenforceable, you and we agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with such governing law if any applicable law requires: (a) a greater prior notice of the termination of or refusal to renew this Agreement; or (b) or the taking of some other action not described in this Agreement; or (c) if any LABOR WORLD/registered trademark/ System Standard is invalid or unenforceable. We may modify such invalid or unenforceable provision to the extent required to be valid and enforceable. In such event, you will be bound by the modified provisions.

         19.2 WAIVERS. We will not be deemed to have waived our right to demand exact compliance with any of the terms of this Agreement, even if at any time:
(a) we do not exercise a right or power available to us under this Agreement; or
(b) insist on your strict compliance with the terms of this Agreement; or (c) if there develops a custom or practice which is at variance with the terms of this Agreement; or (d) if we accept payments which are otherwise due to us under this Agreement. Similarly, our waiver of any particular breach or series of breaches under this Agreement or of any similar term in any other agreement between you and us or between us and any other franchise associate, will not effect our rights with respect to any later breach by you or anyone else.

         19.3 LIMITATION OF LIABILITY. Neither of the parties will be liable for loss or damage or deemed to be in breach of this Agreement if failure to perform obligations results from:

                  (a) compliance with any law, ruling, order, regulation, requirement or instruc- tion of any federal, state or municipal government or any department or agency thereof;

                  (b) acts of God;

                  (c) acts or omissions of a similar event or cause; or

                  (d) any such delay as may be reasonable.

However, such delays or events do not excuse payments of amounts owed at any time.

         19.4 APPROVAL AND CONSENTS. Whenever this Agreement requires our advance approval, agreement or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing. Except where expressly stated otherwise in this Agreement, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. If we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, we will not be deemed to have made any warranties or guarantees which you may rely on, and will not assume any liability or obligation to you.

         19.5 WAIVER OF PUNITIVE DAMAGES. WITHOUT LIMITING YOUR OBLIGATIONS TO INDEMNIFY US PURSUANT TO SECTION 9.4 OF THIS AGREEMENT, YOU AND WE EACH WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY RIGHT TO, OR CLAIM FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER. YOU AND WE ALSO AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN YOU AND US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

         19.6 LIMITATIONS OF CLAIMS. ANY AND ALL CLAIMS ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP AMONG YOU AND US MUST BE MADE BY WRITTEN NOTICE TO THE OTHER PARTY WITHIN 1 YEAR FROM THE OCCURRENCE OF THE FACTS GIVING RISE TO SUCH CLAIM (REGARDLESS OF WHEN IT BECOMES KNOWN); EXCEPT FOR CLAIMS ARISING
FROM: (A) UNDER-REPORTING OF GROSS PROFITS; (B) UNDER-PAYMENT OF AMOUNTS OWED TO US OR OUR AFFILIATES; (C) CLAIMS FOR INDEMNIFICATION; AND/OR (D) UNAUTHORIZED USE OF THE MARKS. HOWEVER, THIS PROVISION DOES NOT LIMIT THE RIGHT TO TERMINATE THIS AGREEMENT IN ANY WAY.

         19.7 GOVERNING LAW. EXCEPT TO THE EXTENT THIS AGREEMENT OR ANY PARTICULAR DISPUTE IS GOVERNED BY THE U.S. TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SS.1051 AND THE SECTIONS FOLLOWING IT) OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE FRANCHISE ARE GOVERNED BY FLORIDA LAW, EXCLUDING ANY LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP BETWEEN A FRANCHISOR AND FRANCHISE ASSOCIATE, UNLESS THE JURISDICTIONAL REQUIREMENTS OF SUCH LAWS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. ALL MATTERS RELATING TO ARBITRATION ARE GOVERNED BY THE FEDERAL ARBITRATION ACT.

         19.8 JURISDICTION. YOU CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN PALM BEACH COUNTY, FLORIDA AND WAIVE ANY OBJECTION TO THE JURISDICTION AND VENUE OF SUCH COURTS.

         19.9 WAIVER OF JURY TRIAL. YOU AND WE EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER YOU OR US.

         19.10 CUMULATIVE REMEDIES. The rights and remedies provided in this Agreement are cumulative and neither you nor we will be prohibited from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

         19.11 COSTS AND ATTORNEYS' FEES. If a claim for amounts owed by you to us or any of our affiliates is asserted in any legal or arbitration proceeding or if either you or we are required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding will be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorneys fees. Attorneys fees will include, without limitation, reasonable legal fees charged by attorneys, paralegal fees, and costs and disbursements, whether incurred prior to, or in preparation for, or contemplation of, the filing of written demand or claim, action, hearing, proceeding to enforce the obligations of the parties under this Agreement.

         19.12 BINDING EFFECT. This Agreement is binding on and will inure to the benefit of our successors and assigns. Except as otherwise provided in this Agreement, this Agreement will also be binding on your successors and assigns, and your heirs, executors and administrators.

         19.13 ENTIRE AGREEMENT. This Agreement, including the introduction, addenda and exhibits to it, constitutes the entire agreement between you and us. There are no other oral or written understandings or agreements between you and us concerning the subject matter of this Agreement. Except as expressly provided otherwise in this Agreement, this Agreement may be modified only by written agreement signed by both you and us.

         19.14 NO LIABILITY TO OTHERS; NO OTHER BENEFICIARIES. We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity who is not a party to this Agreement. Except as specifically described in this Agreement, no other party has any rights because of this Agreement.

         19.15 CONSTRUCTION. The headings of the sections are for convenience only. If two or more persons are at any time franchise associates hereunder, whether or not as partners or joint venturers, their obligations and liabilities to us are joint and several. This Agreement may be signed in multiple copies, each of which will be an original. The phrase "A OR B" (or the like) means "A OR B OR BOTH."

         19.16 CERTAIN DEFINITIONS. The term "FAMILY MEMBER" refers to parents, spouses, offspring and siblings, and the parents and siblings of spouses. The term "AFFILIATE" means any company directly or indirectly owned or controlled by a person, under common control with a person or controlled by a person. The terms "FRANCHISEE, FRANCHISE ASSOCIATE, FRANCHISE ASSOCIATE, YOU AND YOUR" are applicable to one or more persons, a corporation or a partnership, as the case may be. The singular use of any pronoun also includes the plural and the masculine and neuter usages include the other and the feminine. The term "PERSON" includes individuals, corporations, partnerships and all artificial entities. The term "SECTION" refers to a section or subsection of this Agreement. The term "INCLUDING" means "INCLUDING BUT NOT LIMITED TO." The term "PRINCIPAL OWNER" includes any person who has any beneficial, ownership or voting interest in any entity (corporation, partnership, etc.), disclosed or undisclosed, direct or indirect.

         19.17 TIMING. It will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement. All references to time mean the time at the LABOR WORLD/registered trademark/ National Support Center. In computing time periods from one date to a later date, the words "FROM" and "BEGINNING ON" (and similar terms) mean "FROM AND INCLUDING;" and the words "TO," "UNTIL" and "ENDING ON" (and similar terms) mean "TO BUT EXCLUDING."

         19.18 EFFECTIVE DATE. The effective date of this Agreement is the date shown on the cover page. However, this Agreement is not binding on us, and no franchise is granted, until we accept this Agreement by signing it.

20.      ARBITRATION.

         20.1 AGREEMENT TO ARBITRATE. EXCEPT FOR CLAIMS (AS DEFINED BELOW) RELATED TO OR BASED ON THE MARKS (WHICH AT OUR SOLE OPTION MAY BE SUBMITTED TO ANY COURT OF COMPETENT JURISDICTION) AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY SECTION 20.4 OF THIS AGREEMENT, any litigation, claim, dispute, suit, action, controversy, proceeding or otherwise ("CLAIM") between or involving you and us (and/or involving you and/or any claim against or involving any of our or our affiliates, shareholders, directors, partners, officers, employees, agents, attorneys, accountants, affiliates, guarantors or otherwise) whether involving this Agreement, any other agreement between you and us, or otherwise, which are not resolved within 45 days of notice from either you or we to the other, will be submitted to arbitration to the office of the American Arbitration Association closest to our headquarters. The arbitration will be conducted by the American Arbitration Association pursuant to its Commercial Arbitration Rules. The parties to any arbitration will execute an appropriate confidentiality agreement, excepting only such disclosures and filings as are required by law.

         20.2 PLACE AND PROCEDURE. The arbitration proceedings will be conducted in Palm Beach County, Florida. Any Claim and any arbitration will be conducted and resolved on an individual basis only and not a class-wide, multiple plaintiff or similar basis. Any such arbitration proceeding will not be consolidated with any other arbitration proceeding involving any other person, except for disputes involving affiliates of the parties to such arbitration. The parties agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the Claim to which it relates. Any such Claim which is not submitted or filed in such proceeding will be barred.

         20.3 AWARDS AND DECISIONS. The arbitrator will have the right to award any relief which he deems proper in the circumstances, including, for example, money damages (with interest on unpaid amounts from their due date(s)), specific performance, temporary and/or permanent injunctive relief, and reimbursement of attorneys' fees and related costs to the prevailing party. The arbitrator will not have the authority to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. Without limiting the foregoing, the parties will be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction and will be binding, final and non-appealable.

         20.4 SPECIFIC PERFORMANCE. Nothing in this Agreement bars our rights to obtain specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause us loss or damage, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions, by application to a court of competent jurisdiction. You agree that we may have injunctive relief, without bond, but upon due notice, in addition to such further and other relief as may be available at equity or law, and your sole remedy, in the event of the entry of such injunction, will be the dissolution of such injunction, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby).

         20.5 SURVIVAL. This provision continues in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement for any reason.

21.      NOTICES AND PAYMENTS.

         All written notices and reports permitted or required under this Agreement or by the Manuals will be deemed delivered:

                  (a) at the time delivered by hand;

                  (b) 1 business day after transmission by facsimile, telecopy or other electronic system;

                  (c) 2 business days after being placed in the hands of a commercial airborne courier service for next business day delivery; or

                  (d) 3 business days after placement in the United States mail by registered or certified mail, return receipt requested, postage prepaid.

         All such notices must be addressed to the parties as follows:

                           If to Us:           OUTSOURCE FRANCHISING, INC.
                                               8000 North Federal Highway
                                               Boca Raton, Florida 33487
                                               Attention:  Robert A. Lefcort

                           If to You:          ______________________________
                                               ______________________________
                                               ______________________________
                                               ______________________________
                                               Attention:____________________

         Either you or we may change the address for delivery of all notices and reports and any such notice will be effective within 10 business days of any change in address. Any required payment or report not actually received by us during regular business hours on the date due (or postmarked by postal authorities at least 2 days prior to such date, or in which the receipt from the commercial courier service is not dated prior to 2 days prior to such date) will be deemed delinquent.

         Intending to be bound you and we sign and deliver this Agreement in 2 counterparts effective on the Agreement Date, regardless of the actual date of signature.

                                               OUTSOURCE FRANCHISING, INC.

                                               By:
---------------------------------                 -----------------------------
FRANCHISE ASSOCIATE (Print Name)                  Robert A. Lefcort
                                                  Executive Vice President

Date:                                          Date:
     ----------------------------                   ---------------------------


--------------------------------
FRANCHISE ASSOCIATE (Signature)

Date:
     ---------------------------

                                   EXHIBIT "A"
                                     TO THE
                           OUTSOURCE FRANCHISING, INC.
                               FRANCHISE AGREEMENT
                           DATED _______________, 19__
                                      WITH

                           ---------------------------
                          (NAME OF FRANCHISE ASSOCIATE)


         1. EXCLUSIVE AREA: Your Exclusive Area is as follows: _______________
______________________________________________________________________________
______________________________________________________________________________
The population of your Exclusive Area is estimated at:_______________________.

         2. MINIMUM GROSS PROFITS: The level of Gross Profits ("MINIMUM GROSS PROFITS") that you must achieve in operating your LABOR WORLD/registered trademark/ Business during the term of thiS Agreement are as follows:

         TIME PERIOD                        MINIMUM GROSS PROFITS

     Year 1                                      $_________
     Year 2                                      $_________
     Year 3                                      $_________
     Year 4                                      $_________
     Year 5 and thereafter                       $_________

"Year 1" commences on the Agreement Date and ends on the day immediately prior to the anniversary of the Agreement Date. "Year 2" commences on the first anniversary of the Agreement Date; and so on.

OUTSOURCE FRANCHISING, INC.

By:
     ----------------------------          ------------------------------
Name:  Robert A. Lefcort                   Signature
Title:  Executive Vice President

                                           ------------------------------
                                           Print Name

Date:----------------------------          Date: ------------------------

                                   EXHIBIT "B"
                       TO THE OUTSOURCE FRANCHISING, INC.
                               FRANCHISE AGREEMENT

                            DATED ____________, 199_
                                      WITH

                           ---------------------------
                          (NAME OF FRANCHISE ASSOCIATE)



                               YOU AND YOUR OWNERS
                               -------------------

         This form must be completed by you if you have multiple owners or if you or your franchised business is owned by a business organization (like a corporation, partnership or limited liability company). We are relying on its truth and accuracy in awarding the franchise to you.

         1. FORM OF OWNER. You are a (check one):

                  (a)      General Partnership                       [ ]
                  (b)      Corporation                               [ ]
                  (c)      Limited Partnership                       [ ]
                  (d)      Limited Liability Company                 [ ]
                  (e)      Other                                     [ ]
                           Specify:

         You were formed under the laws of ___________________________________.
                                                        (state)

         2. BUSINESS ENTITY. You were incorporated or formed on ___________________________, 19__, under the laws of the State of
__________________________. You have not conducted business under any name other than your corporate, limited liability company or partnership name and _________________________________________. The following is a list of all persons who have management rights and powers (e.g., officers, managers, partners, etc.) and their positions are listed below:

            NAME OF PERSON                               POSITION(S) HELD

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

         3. OWNERS. The following list includes the full name and mailing address of each person who is one of your owners and fully describes the nature of each owner's interest. Attach additional sheets if necessary.

  OWNER'S NAME AND ADDRESS                       DESCRIPTION OF INTEREST

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

------------------------------------         ---------------------------------

         4. GOVERNING DOCUMENTS. Attached are copies of the documents and contracts governing the ownership, management and other significant aspects of the business organization (e.g., articles of incorporation or organization, partnership or shareholder agreements, etc.).

         This Exhibit "B" is current and complete as of _____________, 199_


                                          OWNER

                                          INDIVIDUALS:

                                          ------------------------------------
                                          [Signature]

                                          ------------------------------------
                                          [Print Name]

                                          ------------------------------------
                                          [Signature]

                                          ------------------------------------
                                          [Print Name]


                                          CORPORATION, LIMITED LIABILITY
                                          COMPANY OR PARTNERSHIP:

                                          ------------------------------------
                                          [Name]

                                          By:
                                              --------------------------------
                                             Title:
                                                   ---------------------------

                                   EXHIBIT "C"
                                     TO THE
                           OUTSOURCE FRANCHISING, INC.
                               FRANCHISE AGREEMENT
                          DATED ________________, 19__
                                      WITH

                           ---------------------------
                          (NAME OF FRANCHISE ASSOCIATE)

                                    GLOSSARY


   TERM                              DESCRIPTION
   ----                              -----------

AFFILIATE             Any company directly or indirectly owned or controlled by
Sectio 19.16          a person, under common control with a person or controlled by a person.

AGREEMENT             The Franchise Agreement between you and us.
1st Paragraph

AGREEMENT             DATE The effective date of the Agreement.
1st Paragraph

ASSOCIATION           An association of LABOR WORLD/registered trademark/
Section 13.3          Franchise Associates in A geographic area in which your
                      LABOR WORLD/registered trademark/ Business iS located.

BASE LEVEL SUPPORT   Certain support that we provide you at no additional
Section 6.1          charge during the term of the Agreement.

BOOK VALUE            The net book value of the tangible assets of your LABOR
Section 18.6(d)       WORLD/registered trademark/ Business.

CLAIM                 Any litigation, claim, dispute, suit, action, controversy,
Section 20.1          proceeding or otherwise between or involving you and us
                      (and/or involving you and/or any claim against or involving any of our affiliates, shareholders, directors, partners, officers, employees, agents, attorneys, accountants, affiliates, guarantors or otherwise) whether involving this Agreement, any other agreement between you and us, or otherwise.

COMPETITIVE           Any business operating, or granting franchises or licenses
BUSINESS              to others to operate, any temporary personnel business, or
Section 10.5(c)       any other business that provides the same or similar
                      services as are customarily offered by LABOR
                      WORLD/registered trademark/ Businesses.

   TERM                              DESCRIPTION
   ----                              -----------

COMPUTER SYSTEM       The set of the Designated Hardware and the Software for
Section 7.1           use in your LABOR WORLD/registered trademark/ Business.

CONFIDENTIAL          Any confidential and proprietary information and trade
INFORMATION           secrets information disclosed to, or developed by, you.
Section 10.2

DESIGNATED            The computers and computer-related equipment and
HARDWARE              peripheral devices that a Franchise Associate
Section 7.1           must purchase from us.

EFT                   Electronic Funds Transfer from your bank account to ours.
Section 11.4

ENHANCEMENTS          Error corrections, upgrades, modifications, improvements,
Section 7.5           enhancements, extensions and other changes to the Software developed or adopted us from time to time.

EXCLUSIVE             AREA The geographic area described on Exhibit "A" to the
Section 2.1           Franchise Agreement.

FAMILY                MEMBER Parents, spouses, offspring and siblings, and the
Section 19.16         parents and siblings of spouses.

FRANCHISE ASSOCIATE   The owner of a LABOR WORLD/registered trademark/
Section 1             franchise. Also referred to aS "you" or "your."

FRANCHISE             The right to operate a LABOR WORLD/registered trademark/
Section 2.1           Business in a single officE located at an approved address and to use the Marks and the System.

FRANCHISOR            OUTSOURCE FRANCHISING, INC. Also referred to as "we," "us"
Section 1             or "our."

GROSS PROFITS         Gross Revenues, net of uncollectible accounts, less the
Section 11.8(b)       following expenses actually paid or accrued by your LABOR
                      WORLD/registered trademark/ Business for direct temporary labor gross payroll wages, workers' compensation premiums, payroll taxes, liability insurance, net non- taxable transportation costs, and any mandatory (by law) health care costs that apply to temporary workers. Such expenses will be based on the appropriate accounting classification under our standard Chart of Accounts.

   TERM                              DESCRIPTION
   ----                              -----------

GROSS REVENUES        All fees, charges or other consideration collected from
Section 11.8(a)       the sale of products and services in, on, or from your
                      LABOR WORLD/registered trademark/ Business,or through any other means that is in any way related to your LABOR
                      WORLD/registered trademark/ Business, whether for cash, exchange oR credit, including, without limitation, any other revenues in any way associated with or developed through the use of the Marks or the System, but not including any sales, use or service taxes, collected from customers and paid to the appropriate taxing authority.

IMPROVEMENTS          Ideas, concepts, methods, techniques or improvements
Section 10.2          relating to the LABOR WORLD/registered trademark/ Business developed by you or your employees.

INDEMNIFIED PARTIES   The person you must indemnify against certain claims,
Section 9.4(a)        including us, our affiliates, and our and their
                      shareholders, directors, officers, employees, agents and assignees.

LABOR WORLD           The single office located at the approved address
/registered           operating the LABOR WORLD/registered trademark/ Business.
trademark/
Section 2.1

LABOR WORLD           The business of marketing, promoting, advertising,
/registered           managing and providing temporary personnel, consisting
trademark/            generallly of relatively unskilled labor, to a variety
BUSINESS(ES)          of industrial businesses under a franchise agreement
Section 1.1           with us.

MANUAL                One or more of the LABOR WORLD/registered trademark/
Section 6.2(a)        Operations Manual aS modified, amended or supplemented
                      from time to time.

MARKET GROUP          One of 3 groups based on the population of a Franchise
Section 6.5(d)        Associate's territorial rights, including the Exclusive
                      Area.

MARKS                 Our trademarks, service marks, trade dress and other
Section 1.1           commercial symbols, including "LABOR WORLD/registered
                      trademark/ with design," "LABOR WORLD/service mark/ modified or supplemented from time to time.

MINIMUM GROSS         The level of Gross Profits that you must achieve in
PROFITS               operating your LABOR WORLD/registered trademark/ Business
Exhibit "A"           during the term of the Agreement.

NATIONAL ACCOUNTS     A customer or group of customers that operate under common
Section 2.5           ownership or control, under the same trademarks or
                      service marks through independent franchises or some other association, that we have arranged to provide services at multiple locations. The locations of some of the National Accounts may be in your Exclusive Area.

   TERM                              DESCRIPTION
   ----                              -----------

NATSS                 National Association of Temporary Services or its
Section 6.2(i)        successor.

NETWORK               An electronic communications network that links computers
Section 7.1           of franchise owners in different locations with us and
                      consists of the Software, the Designated Hardware and certain communications software.

OPTIONAL SERVICES     Programs we may offer relating to specific elements of the
Section 6.4           operation of LABOR WORLD/registered trademark/ Businesses.

PERSON                Individuals, corporations, partnerships, and all
Section 19.16         artificial entities.

PRINCIPAL OWNER       Any person who has any beneficial, ownership or voting
Section 19.16         interest in any entity (corporation, partnership, etc.),
                      disclosed or undisclosed, direct or indirect.

SECTION               A section or subsection of this Agreement.
Section 19.16

SATELLITE(s)          Additional LABOR WORLD/registered trademark/ Offices that
Section 2.2           we approve and you open in your Exclusive Area.

SERVICE OPTIONS       Optional Services offered periodically on an
Section 6.6           as-needed, monthly, annual or full service contract basis
                      at a predetermined purchase price.

SOFTWARE              Our proprietary computer software or such other computer
Section 1.1           software we require from time to time.

SYSTEM                Our proprietary knowledge, procedures, formats, systems,
Section 1.1           forms, printed materials, data assembly sheets,
                      applications, specifications, standards and techniques authorized or developed by us and which feature our distinctive signs, brochures, contracts and related forms, formats, procedures and advertising.

SYSTEM                STANDARDS Mandatory and suggested specifications,
Section 6.7           standards, and operating procedures prescribed by us from
                      time to time for LABOR WORLD/registered trademark/
                      Businesses.

TERM OF THIS          The approximate 10-year term beginning on the Agreement
AGREEMENT OR          Date and ending on December 31 of the 10th year
FRANCHISE             afterwards.
Section 3.1

   TERM                              DESCRIPTION
   ----                              -----------

TRANSFER The voluntary, involuntary, direct or indirect assignment, sale, or other transfer of: (a) any interest in the Franchise Agreement; (b) any part or all of the ownership of the Franchise Associate; or (c) your LABOR WORLD/registered trademark/ Business or any interest in it.

WORLD SERVICE         Credits that you may earn that may be applied against
CREDITS               charges we impose for Optional Services or against future
Section 6.5           royalties.